================================================================================
As filed with the Securities and Exchange Commission on June ___, 2002 Registration No. 333-55534

                    SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                AMENDMENT NO. 7 TO
                                     FORM SB-2
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933
                                 ---------------
                             SYNDICATIONET.COM, INC.
                  (Name of small business issuer in its charter)
                                 ---------------

Delaware                          57-2218873                 8742
(State  or  other jurisdiction   (I.R.S. Employer  (Industrial Classification
of  incorporation  or          Identification  Number)         Code  Number)
organization)

                                 --------------
                             SyndicationNet.com, Inc
                               The Hartke Building
                                 7637 Leesburg Pike
                           Falls Church, Virginia 22043
                                    703/748-3480
       (Address, including zip code, and telephone number, including area code, of  registrant's principal executive offices and principal place of business)

                              Vance Hartke, President
                               The Hartke Building
                                7637 Leesburg Pike
                           Falls Church, Virginia 22043
                                   703/748-3480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     Copies to:
                                Cassidy & Associates
                                1504 R Street N.W.
                               Washington, D.C. 20009
                                    202/387-5400
                                  ---------------
        Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE


                                 Proposed         Proposed
                                  Amount          Maximum           Maximum       Amount  of
Title  of  Each  Class of         to be         Offering Price      Aggregate     Registration
Securities  to  be  Registered   Registered      Per  Share      Offering  Price    Fee(2)
------------------------------  ------------   ----------------  ---------------  ------------
Common  stock  held  by
selling  securityholders          561,500          $.0001(1)          $56.15            $1.00

Total                             561,500          $.0001             $56.15            $1.00



     (1) There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold is unknown. The book value of the registrant is a negative number and, as such, pursuant to Rule 457(f)(2) the registration fee is based upon the par value, $.0001 per share, of the registrant's common stock.

     (2)     Paid  by  electronic  transfer.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section  8(a),  may  determine.

 PROSPECTUS                     Subject  to  Completion,  Dated  ______  ,  2002

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                            SYNDICATIONNET.COM, INC.

      561,500 shares of common stock to be sold by selling securityholders

   This prospectus relates to the offer and sale of 561,500 shares of common stock of SyndicationNet.com, Inc., a Delaware company, ("SyndicationNet"), par value $.0001 per share, by 35 of its securityholders. The shares are being sold by the selling securityholders in separate transactions at $1.00 per share until SyndicationNet is quoted, if at all, on the OTC Bulletin Board and thereafter at prevailing market or privately negotiated prices.

   There is no public market for SyndicationNet's common stock and a public market may not develop. If a public market is developed, it may not be sustained.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 3. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Prospectus dated June ____, 2002

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                  --------
Prospectus  Summary                                                                   1

Risk  Factors

SyndicationNet  Has Incurred Significant Losses for the Year Ended December  31,
2000 Which Raises Substantial Doubts about SyndicationNet's Ability  to Continue
as  a  Going  Concern                                                                  2

SyndicationNet  Will  Need  to  Raise  Additional  Funds  in  the Future for its
Operations and If It Is Unable to Raise Additional Financing, SyndicationNet May
Not  Be  Able  to  Support  its  Operations                                            3

SyndicationNet  May  Obtain Additional Capital Primarily Through the Issuance Of
Preferred  Stock  Which  May  Limit  the  Rights  of  Current  Holders  of
SyndicationNet  Common  Stock                                                          3

SyndicationNet  Has a Limited Operating History and Investors May Not Be Able To
Base  an  Investment  Decision  on  SyndicationNet's  Operating  History               3

Because  Syndications  Management Team Devotes a Limited Amount of Their Time to
the  Affairs  of  SyndicationNet,  SyndicationNet's  Business  May  Not  Be
Successful                                                                             3

SyndicationNet's  Strategy  May  Involve  Speculative  Investments  Which  Could
Cause  SyndicationNet  to Lose Some or All of its Invested Funds and Could Cause
The  Price  of  SyndicationNet's  Stock  to  Decline                                   3

There  Is  No Current Trading Market for SyndicationNet's Securities.  Without a
Trading  Market,  Purchasers  of  the  Securities  May  Have  Difficulty Selling
Their  Shares                                                                          4

There  Are  10,220,250  Shares of SyndicationNet's Total Outstanding Shares That
Are Restricted from Immediate Resale but May Be Sold into the Market in the Near
Future.  This  Could  Cause  the  Market  Price  of  the  Common  Stock  to
Drop  Significantly,  Even  If  the  Business  Is  Doing  Well                         4

Selling  Securityholders  May  Sell  Securities  at  Any  Price  or   Time Which
Could  Cause  the  Price  of  SyndicationNet's  Common  Stock,  If  Publicly
Traded,  to  Decline.                                                                  4

Management  and  Affiliates  Own  Enough  Shares  to  Control  Shareholder  Vote
Which  Could  Limit  the  Rights  of  Existing  or  Future  Shareholders.              4

SyndicationNet  Does  Not Have Employment Agreements with Any of its Officers Or
Employees  and  If  SyndicationNet  Is  Unable  to  Retain  its  Management Team
SyndicationNet's  Business  Operations  May  Not  Be Able to Continue to Operate       4

If  SyndicationNet  Is  Required  to  Comply  with  the  Investment Company  Act
Then  SyndicationNet  Will  Incur  Substantial  Additional  Expenses  and  If
SyndicationNet  Does  Not  Comply  with  the  Investment  Company  Act,
Then  SyndicationNet  Could  Be  Subject  to  Liabilities.                             5

SyndicationNet  May  Not Be Able to Continue to Operate as  a Retailer of Lumber
If  it  Is  Unable  to  Obtain  Lumber  at Economic  Prices                            5

If  SyndicationNet Is Unable to Receive and Fill its Orders for Lumber Products,
it  May  Not  Be  Able  to Continue to Operate its Wood Brokerage Services             5

Kemper  Only  Has  One  Customer  and  If  Kemper  Loses  this  Customer it  May
Not  Be  Able  to Continue  to  Operate                                                5

Disclosure  Regarding  Forward  Looking  Statements                                    6

Business                                                                               6
Use  of  Proceeds                                                                     13

Management's  Discussion  and  Analysis  of  Financial  Condition and Results of
Operations                                                                            13
Management                                                                            16
Security  Ownership  of  Certain  Beneficial  Owners  and  Management                 21
Selling  Securityholders                                                              23
Certain  Relationships  and  Related  Transactions                                    27
Description  of  Securities                                                           28
Plan  of  Distribution                                                                31
Legal  Matters                                                                        33
Experts                                                                               33
Available  Information                                                                33
Index  to  Financial  Statements                                            F-1  -  F-24
          ___________________

Dealer  Prospectus  Delivery  Obligation

Until _______, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS  SUMMARY

     The following is a summary of information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

SyndicationNet

   SyndicationNet is a holding company formed to acquire controlling interests in or to participate in the creation of development stage businesses. SyndicationNet intends to provide financial, management and technical support to both Internet and brick-and-mortar businesses that demonstrate growth potential. SyndicationNet's strategy is to integrate affiliated businesses into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. SyndicationNet has acquired as a wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc., a business engaged in the retail brokerage of treated lumber such as utility poles, bridge pilings, and guardrail posts. Kemper is also developing computer software applications to manage on-line bidding for the treatment, sale and shipment of processed wood.

   SyndicationNet is headquartered in the Hartke Building located at 7637 Leesburg Pike, Falls Church, Virginia 22043. SyndicationNet's telephone number is 703/748-3480 and its fax number is 703/790-5435.

Selling  Securityholders

   This prospectus relates to the registration for sale of the securities held by thirty-five securityholders of SyndicationNet. These shareholders are referred to throughout this prospectus as "selling securityholders". These securityholders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time. The shares are being sold by the selling securityholders and SyndicationNet has no agreements or understandings with any broker or dealer for the sales of the shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to that broker-dealer, if any, will be determined at that time. The selling securityholders will sell their shares of common stock at $1.00 per share until SyndicationNet is quoted, if at all, on the OTC Bulletin Board and thereafter may sell their shares of common stock at prevailing market prices or privately negotiated prices. SyndicationNet will not receive any proceeds from the sale of the shares.

Trading  Market

   There is currently no trading market for the securities of SyndicationNet. SyndicationNet intends to apply initially for its securities to be traded in the over-the-counter market on the OTC Bulletin Board. If at some future time SyndicationNet becomes qualified, it will apply for qualification of its securities on the Nasdaq SmallCap Market. SyndicationNet may not now or ever qualify for listing of its securities on the OTC Bulletin Board and may not now or at any time in the future qualify for quotation on the Nasdaq SmallCap Market.

                                  The Offering
                            ------------------------
Number  of  shares  of
common  stock  outstanding  prior
to  this  offering                   10,781,750  shares

Common  stock  offered  by
selling  securityholders             561,500     shares

Use  of  Proceeds                    SyndicationNet will not receive any proceeds from the sale of  the shares of  common stock included in the registration statement  of which this  prospectus  is  a  part.

Plan  of  Distribution               The  offering  of  SyndicationNet shares of
                                     common  stock  is  being made by the shareholders who wish to sell their shares.
                                     Sales  of  SyndicationNet  common  stock   may  be  made  by  the  selling
                                     securityholders  in  the open market or  in  privately  negotiated  transactions and  at  prices,  fixed  prices  or  negotiated  prices.

                                      -1-

Risk  Factors                        There  are  substantial  risk  factors  involved  in
                                     investing  in  SyndicationNet.  For  a  discussion of certain factors you should consider  before  buying  shares of SyndicationNet common stock, see the section entitled  "Risk  Factors".


Selected  Financial  Data


     The following table sets forth the selected consolidated financial data for SyndicationNet. The financial information below is summary only. The financial information should be read in conjunction with the more detailed financial statements and financial notes appearing elsewhere in this prospectus and in the Company's 10-KSB for the years ended December 31, 2001 and 2000 and the Company's Form 10-QSB for the quarter ended March 31, 2002.

                                           Year  Ended       Year  Ended
                    Three  Months  Ended   December  31,     December  31,
                    March  31,  2002          2001               2000

Income  Statement  Items:
-----------------------
Total  Sales               $2,054,178       $8,901,207        $ 7,366,393
Cost  of  sales             2,040,181        8,672,565          7,267,571
Gross  margin                  13,997          228,642             98,822
Income  (Loss) from
  Continuing Operations       (11,772)          53,098           (485,439)
Income (Loss) per Share    $    (0.00)      $    0.01         $     (0.05)

Balance  Sheet  Items
---------------------
Total  current  assets     $  649,627       $  620,038           571,761
Total  assets                 650,310          620,948           573,581
Current  liabilities        1,033,660          992,526           998,257

RISK  FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS.


                              GENERAL RISK FACTORS

1. SyndicationNet has incurred significant losses for the year ended December 31, 2001 which raises substantial doubts about SyndicationNet's ability to continue as a going concern.

   SyndicationNet has historically incurred significant losses which have resulted in an accumulated deficit of $1,164,405 at December 31, 2001 which raises substantial doubt by SyndicationNet's auditors about SyndicationNet's ability to continue as a going concern.

2. SyndicationNet will need to raise additional funds in the future for its operations and if it is unable to raise additional financing, SyndicationNet may not be able to support its operations.

   SyndicationNet will need additional funds to develop its operations. SyndicationNet may seek additional capital through an offering of its equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity.

SyndicationNet has not established a limit as to the amount of debt it may incur and it has not adopted a ratio of its equity to a debt allowance. If SyndicationNet needs to obtain additional financing, the financing may not be available from any source, or may not be available on terms acceptable to SyndicationNet. Any future offering of securities may not be successful. If SyndicationNet is unable to obtain additional capital when needed SyndicationNet may not be able to support its operations, may not be able to offer its consulting services, may not be able to make acquisitions of development companies and may be forced to cease doing business.

3. SyndicationNet may obtain additional capital primarily through the issuance of preferred stock which may limit the rights of current holders of SyndicationNet common stock.

   Without any shareholder vote or action, SyndicationNet may designate and issue additional shares of its preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of current shareholders of SyndicationNet common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make any possible takeover of SyndicationNet or the removal of its management more difficult. It could defeat hostile bids for control of SyndicationNet which bids might have provided shareholders with premiums for their shares.

4. SyndicationNet has a limited operating history and investors may not be able to base an investment decision on SyndicationNet's operating history.

   SyndicationNet has a limited operating history upon which an investor may evaluate making an investment in SyndicationNet. Accordingly, in reviewing the actual operating results of SyndicationNet, an investor will only be able to examine the operating results of SyndicationNet's wholly-owned subsidiary in making an investment decision. While SyndicationNet intends to acquire Internet related businesses in exchange for cash or the issuance of securities, no acquisitions have been consummated and no future acquisitions may be consummated.

5. Because SyndicationNet's management team devotes a limited amount of their time to the affairs of SyndicationNet, SyndicationNet's business may not be successful.

     SyndicationNet's management team consists of individuals who are concurrently involved in other activities and careers and will be spending only a limited amount of time on the affairs of SyndicationNet. SyndicationNet may not be able to successfully implement its business plan or continue its operations if its management team is unable to devote the time required.

6. SyndicationNet's strategy may involve speculative investments which could cause SyndicationNet to lose some or all of its invested funds and could cause the price of SyndicationNet's stock to decline.

   SyndicationNet's success depends on its ability to develop or select companies that will be ultimately successful. There may be factors outside SyndicationNet's control which could affect the success of the acquired companies. SyndicationNet intends to seek out companies in the early stages of development with limited operating history, little revenue and possible losses. If SyndicationNet becomes affiliated with such entities and they do not succeed, the value of SyndicationNet's assets, its results of operations, and the price of SyndicationNet's common stock could decline.

7. There is no current trading market for SyndicationNet's securities. Without a trading market, purchasers of the securities may have difficulty selling their shares.

   There is currently no established public trading market for SyndicationNet's securities. A trading market in SyndicationNet's securities may never develop. If a trading market does develop, it may not be sustained for any significant time. SyndicationNet intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If in the future SyndicationNet meets the qualifications for admission to quotation on the Nasdaq SmallCap Market, it may apply for admission. If for any reason SyndicationNet's common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

8. There are 10,220,250 shares of SyndicationNet's total outstanding shares that are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of the common stock to drop significantly, even if the business is doing well.

   There are 10,781,750 shares of common stock currently outstanding which includes the 561,500 shares registered in this registration statement, which shares may be resold in the public market immediately when this registration statement is effective. The remaining shares will become available for resale after a one-year holding period from the date of issuance pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

   An increase in the number of shares of SyndicationNet available for public sale without any increase to its capitalization could decrease the market price of its shares.

   An aggregate of 8,655,290 of the outstanding shares of SyndicationNet are held by officers, directors, affiliates and entities controlled by them and are subject to the trading volume limitations of Rule 144 including the shares held by affiliates being registered in this registration statement. See "Plan of Distribution-Sales by Affiliates".

9. Selling securityholders may sell securities at any price or time which could cause the price of SyndicationNet's common stock, if publicly traded, to decline.

   After effectiveness of this registration statement, the non-affiliated selling securityholders may offer and sell their shares at a price and at any time determined by them without being subject to Rule 144. The selling securityholders will sell their shares of common stock at $1.00 per share until SyndicationNet is quoted, if at all, on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The timing of sales and the price at which the shares are sold by the selling securityholders could cause the price of SyndicationNet's securities, if publicly traded, to decline.

10. Management and affiliates own enough shares to control shareholder vote which could limit the rights of existing or future shareholders.

   SyndicationNet's executive officers, directors, affiliates and entities controlled by them own approximately 80.2% of the outstanding common stock. As a result, these executive officers and directors will control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending SyndicationNet's Certificate of Incorporation or other material corporate actions.

11. SyndicationNet does not have employment agreements with any of its officers or employees and if SyndicationNet is unable to retain its management team SyndicationNet's business operations may not be able to continue to operate.

   SyndicationNet's success in achieving its growth objectives is dependant to a substantial extent upon the continuing efforts and abilities of its key management personnel, including the efforts of retired United States Senator Vance Hartke, SyndicationNet's President, as well as other executive officers and management. SyndicationNet does not have employment agreements with any of its executive officers and the loss of their services would deprive
SyndicationNet of their needed legal and business contacts and experiences. SyndicationNet may not be able to maintain and achieve its growth objectives should SyndicationNet lose any or all of these individuals' services. SyndicationNet does not maintain key-man life insurance for any of its officers.

12. If SyndicationNet is required to comply with the Investment Company Act of 1940 then SyndicationNet will incur substantial additional expenses and if SyndicationNet does not comply with the Investment Company Act, then
SyndicationNet  could  be  subject  to  liabilities.

   SyndicationNet's ownership interest in companies that it seeks to consult with and acquire could result in SyndicationNet being classified as an investment company under the Investment Company Act of 1940. If SyndicationNet is required to register as an investment company, then it will incur substantial additional expenses as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other legal requirements. SyndicationNet has obtained no formal determination from the Securities and Exchange Commission as to its status under the Investment Company Act of 1940. Any violation of the Investment Company Act of 1940 could subject SyndicationNet to civil or criminal liabilities. In the event SyndicationNet engages in business combinations which result in it holding passive investment interests in a number of entities, SyndicationNet could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the businesses whose securities are held. In such event, SyndicationNet would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 would make it difficult, if not impossible, for SyndicationNet to implement its business strategy of actively managing, operating and promoting collaboration among SyndicationNet's to be acquired network of affiliated entities.

                    SPECIAL RISK FACTORS INVOLVING SUBSIDIARY

13. SyndicationNet may not be able to continue to operate as a retailer of lumber if it is unable to obtain lumber at economic prices to fill its lumber order requests.

   The availability and costs of obtaining softwood and hardwood lumber are critical elements for the SyndicationNet's subsidiary, Kemper, to continue to operate. The supply of trees of acceptable size for the production of utility poles has decreased in recent years in relation to the demand and prices have increased. The supply of timber is significantly affected by its availability from public lands, particularly in the Pacific Northwest. The demand for, and prices of, timber and manufactured wood products, including lumber, are affected primarily by the cyclical supply and demand factors of the forest products industry. The demand for logs and wood products is primarily affected by the level of new residential construction activity and, to a lesser extent, repair and remodeling activity and other industrial uses. The demand for logs is also affected by the demand for wood chips in the pulp and paper markets. These activities are, in turn, subject to fluctuations due to, among other factors: changes in domestic and international economic conditions; interest rates; population growth and changing demographics; and seasonal weather cycles. If
SyndicationNet is not able to obtain raw wood materials at economic prices in the future it may not be able to continue to fill its lumber order requests and may not be able to continue to operate its wood brokerage services.

14. Kemper only has one customer and if Kemper loses this customer it may not be able to continue to operate.

   Kemper currently has one major customer which accounts for 100% of its revenues. Although Kemper is continually negotiating contracts with potential customers, a loss of its only customer would eliminate 100% of Kemper's current revenue and, if Kemper is unable to find additional customers, Kemper may be forced to cease doing business in the wood brokerage industry.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This  prospectus  includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding SyndicationNet's financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for SyndicationNet's services, products, marketing and pricing factors are all forward-looking statements. When SyndicationNet uses words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," SyndicationNet is making forward-looking statements. SyndicationNet believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date of this prospectus, but these assumptions and expectations may not be correct and SyndicationNet may not take any action that it may presently be planning. SyndicationNet has disclosed some important factors that could cause its actual results to differ materially from its current expectations under "Risk Factors" and elsewhere in this prospectus. SyndicationNet is not undertaking to publicly update or revise any forward-looking statement if it obtains new information or upon the occurrence of future events or otherwise.

                            SYNDICATIONNET.COM, INC.

BUSINESS

   SyndicationNet.com, Inc., a Delaware corporation, is a holding company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage Internet business to business ("B2B"), e-commerce businesses and traditional brick-and-mortar businesses. SyndicationNet has no restrictions or limitations in terms of the type of industry that it intends to focus its activities on. SyndicationNet does not want to limit the scope of its potential target businesses. In evaluating whether to act as a consultant with a particular company and whether to invest in a specific company, SyndicationNet's board of directors intends to apply a general analysis which would include, but be not limited to, (i) an evaluation of industry of a target company to determine the competition that exists in that particular industry; (ii) an evaluation to determine if the target company has the products, services and skills to successfully compete in its industry; (iii) an evaluation of the target company's management skills and (iv) an evaluation of SyndicationNet's equity position in a target company, if any, to review the extent, if any, that SyndicationNet will be able to exert influence over the direction and operations of the development stage company. As a condition to any acquisition or development agreement, SyndicationNet intends to require representation on the company's board of directors to ensure its ability to provide active guidance to the company. The board of directors has the ultimate authority for any decision with regard to selecting which companies to consult with and in which companies SyndicationNet might make an investment.

     SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. It is the intent of SyndicationNet's board of directors to develop and exploit all business opportunities to increase efficiencies between companies with which SyndicationNet may invest in or consult. For example, if SyndicationNet is consulting with a marketing company, SyndicationNet may utilize that marketing company to provide services for other companies with which SyndicationNet consults with or invests. SyndicationNet may acquire companies to be held as wholly owned subsidiaries of SyndicationNet.

     SyndicationNet's board of directors believes that the financial evaluations of SyndicationNet would be enhanced as a result of having diversified companies owned by SyndicationNet. SyndicationNet anticipates that its role as a consultant to development stage companies may provide the opportunity for SyndicationNet to invest in such development stage companies, however, SyndicationNet's services as a consultant will not be conditioned on SyndicationNet being allowed to invest in a company.

     SyndicationNet intends to accomplish its consulting and investing activities by utilizing the combined and individual experience of the following individuals: Vance Hartke will help accomplish SyndicationNet's activities by utilizing his experience in business law, politics, zoning, taxes, debt control, international trade, energy, commerce, tourism, communications, and import-export, Mark Solomon will help accomplish SyndicationNet's activities by utilizing his experience in business law and corporate compliance, Cynthia White will help accomplish SyndicationNet's activities by utilizing her experience in accounting and fiscal policy, Mark Griffith will help accomplish SyndicationNet's activities by utilizing his experience in SEC compliance, Wayne Hartke will help accomplish SyndicationNet's activities by utilizing his experience in business law, as corporate counsel, in Federal communication licensing, satellite launch contract negotiations, international crude oil purchases, development of coal properties, acquisitions and merger law and Internet domain name procurement, and Howard Siegal will help accomplish SyndicationNet's activities by utilizing his experience in business law, tax law, and oil law.

     SyndicationNet does not intend to identify potential acquisition, investment and consulting activities through the use of paid advertisements, phone solicitation or email solicitation, but intends to become aware of and identify potential acquisition, investment and consulting activities through the business contacts and networking of Vance Hartke, Wayne Hartke, Mark Solomon, Brian Sorrentino, Cynthia White, Howard Siegel and Mark Griffith.

     SyndicationNet has entered into a consulting agreement with Source Management whose principal, Brian Sorrentino, is a significant shareholder of SyndicationNet. Source Management is to oversee the general activities of SyndicationNet and Kemper on a day to day basis, develop and execute SyndicationNet's and Kemper's business plan, assist with general contract and business negotiations, project management, assist in the preparation of audits and registration statements, and to assist SyndicationNet with the listing of its securities on the OTC Bulletin Board. In 1997, Mr. Sorrentino helped guide Kemper from a production-based wood supplier to a broker-based supplier of finished wood products.

     Although funds generated by operations and sales of equity have supported certain ongoing expenditures including legal and accounting fees, additional capital will be needed to affect transactions such as mergers or acquisitions, if any. Such additional capital may need to be raised through the issuance of SyndicationNet's debt or equity or a combination of both. Without additional capital, SyndicationNet may not be able to continue as a going concern. SyndicationNet has enough cash on hand, assuming continuation of its current operations, to operate for the next twelve months assuming it does not make any acquisitions or investments or affect any transactions.

BUSINESS  OF  SYNDICATIONNET'S  SUBSIDIARY,  KEMPER

   SyndicationNet currently has one wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper is engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper is also developing computer software applications that will enable Kemper to manage on-line bidding for the treatment, sale and shipment of processed wood.

BACKGROUND

   In preparation for this offering of its securities, SyndicationNet.com, Inc. effected two reorganizations.

   Kemper Pressure Treated Forest Products, Inc. is an operating Mississippi corporation formed in 1987. On August 16, 1999, the shareholders of Kemper Pressure Treated Forest Products exchanged all their outstanding stock, 16,200,000 shares, on a one-for-one basis for shares of stock of Life2K.com, Inc., a Delaware corporation which had been incorporated in Delaware on March 24, 1999 as Algonquin Acquisition Corporation and which had no operations, no revenues and one shareholder, TPG Capital Corporation. On August 12, 1999, in anticipation of the share exchange with Kemper Pressure Treated Forest Products, Inc., Algonquin Acquisition Corporation changed its name to Life2K.com, Inc. As a result of the share exchange, Kemper Pressure Treated Forest Products, Inc. became a wholly-owned subsidiary of Life2K.com, Inc.

   On October 13, 2000, the shareholders of Life2K.com, Inc. exchanged all their outstanding stock for shares of Generation Acquisition Corporation. Generation Acquisition Corporation, a Delaware corporation, had filed with the Securities and Exchange Commission a registration statement on Form 10-SB, had become a reporting company under the Securities Exchange Act of 1934, had no revenues or operations and had one shareholder. At the time of the exchange, the officers and directors of Life2K.com, Inc. became the officers and directors of Generation Acquisition Corporation. Simultaneously, Life2K.com, Inc. merged with and into Generation Acquisition Corporation and changed its name to SyndicationNet.com, Inc.

     Kemper Pressure Treated Forest Products, Inc. wanted to diversify its operations and to become a publicly-traded company. In order to diversify its operations, Kemper determined to use Algonquin Acquisition Corporation as a Delaware holding company, of which Kemper would be a wholly-owned subsidiary, and which would make acquisitions of or engage in consulting for companies in other industries. Toward that end, Kemper combined with Algonquin, which then changed its name to Life2K.com, Inc. Algonquin Acquisition Corporation's purpose in combining with Kemper was to complete its initial purpose of locating an operating business entity for the combination of that target company with Algonquin Acquisition Corporation.

     In anticipation of registering its securities for public trading, Life2K.com, Inc. wanted to familiarize itself with the process of being a reporting company under the Securities and Exchange Act of 1934, and to be exposed to its financial disciplines. Toward that end, Life2K.com, Inc. combined with Generation Acquisition Corporation, which then changed its name to SyndicationNet.com, Inc. Generation Acquisition Corporation's purpose in combining with Life2k.com, Inc. was to complete its initial purpose of locating an operating business entity for the combination of that target company with Generation Acquisition Corporation. SyndicationNet was pleased with the initial transaction with Algonquin, controlled by TPG Capital, and so SyndicationNet was comfortable pursuing the additional transaction with Generation Acquisition Corporation, also controlled by TPG Capital.

   At the time of the transactions described above, the control persons of Kemper Pressure Treated Forest Products were Dale Hill, who controlled approximately 66% of Kemper, and Brian Sorrentino, who owned approximately 34% of Kemper. The controlling person of Algonquin Acquisition Corporation was its sole officer, director and beneficial shareholder, James M. Cassidy. The controlling persons of Life2K.com, Inc. were its directors Vance Hartke, Mark Griffith, Cynthia White, Mark Solomon, Wayne Hartke and Howard Siegel and its controlling shareholders Dale Hill and Brian Sorrentino. The controlling person of Generation Acquisition Corporation was its sole officer, director and beneficial shareholder, James M. Cassidy.

   The terms of the transaction between Algonquin Acquisition Corporation and Kemper Pressure Treated Forest Products and the transaction between Generation Acquisition Corporation and Life2K.com, Inc. were negotiated between unaffiliated parties with the intention of making SyndicationNet.com, Inc. a reporting company and this public offering of its securities. Both reorganizations consisted of an exchange of stock. While there was shareholder approval, there were no fairness opinions issued for either of the reorganizations.

THE  MARKET

         SyndicationNet believes that the Internet's substantial growth has created a market opportunity to facilitate the activities of electronic commerce. As Internet-based network reliability, speed and security continue to improve, and as more businesses are connected to and familiar with the Internet, traditional brick-and-mortar businesses are beginning to use the Internet to conduct e-commerce and to create new revenue opportunities by enhancing their interactions with new and existing customers. Businesses are also using the Internet to increase efficiency in their operations through improved communications, both internally and with suppliers and other business partners.

   SyndicationNet's management team believes that it can offer development stage Internet companies strategic guidance regarding business model development, market positioning, management selection, day-to-day operational support and the introduction to investors that start-up companies often need to fulfill their business objectives.

MARKETING

   SyndicationNet, primarily through the marketing efforts of its executive officers, directors and consultants, intends to locate B2B Internet-related companies and traditional brick-and-mortar businesses for which SyndicationNet will act as a general corporate consultant and intends to locate development stage companies as acquisition candidates. SyndicationNet does not intend to concentrate its efforts on any particular industry. SyndicationNet's management team, led by retired United States Senator Vance Hartke, hopes to take advantage of the resources of its directors, specifically in the areas of accounting, e-commerce, finance and politics, to enable SyndicationNet to consult with, acquire and integrate B2B e-commerce companies and traditional brick-and-mortar businesses. SyndicationNet intends to actively explore synergistic opportunities such as cross marketing efforts within the network of companies it will consult with or acquire.

STRATEGY  AND  OBJECTIVES

Investment  and  development  activities
----------------------------------------
   SyndicationNet believes that it can add value to development stage B2B e-commerce Internet-related companies and traditional brick and mortar businesses by providing seed-capital and SyndicationNet may take advantage of various potential business acquisition opportunities through the issuance of SyndicationNet's securities. SyndicationNet believes it can further assist them in the following areas:

- to develop and implement business models that capitalize on the Internet's ability to provide solutions to traditional companies;

- to build a corporate infrastructure including a management team, a qualified sales and marketing department, information technology, finance and business development;

- to assist them in their ability to manage rapid growth and flexibility to adopt to the changing Internet marketplace and technology;

- to assist them in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements and other corporate transactions; and

- to advise them in matters related to corporate finance, financial reporting and accounting operations.

   SyndicationNet believes that its management team is qualified to identify companies that are positioned to compete successfully in their respective industries. SyndicationNet intends to structure its acquisitions to permit the acquired company's management and key personnel to retain an equity stake in the company. SyndicationNet believes that it has the ability to complete acquisitions and investments quickly and efficiently. SyndicationNet intends that after acquiring an interest in a development company, it will participate in follow-on financing if needed.

     SyndicationNet has no proposed activities related to the offering of securities of any other company.

Agreement  with  HTRG  Consulting

      On January 7, 2000 HTRG was retained by SyndicationNet to design, develop and implement computer software programs to automate and improve the business operations of SyndicationNet and Kemper. HTRG was to analyze the business operations of SyndicationNet and prepare written recommendations and functional design software to automate and improve those operations. HTRG's responsibilities also included, upon approval by SyndicationNet, the actual development, testing, implementation and maintenance of the software programs in accordance with the prototype designs. HTRG agreed to accept 100,000 shares of SyndicationNet's common stock as compensation for any software design and development services. SyndicationNet has focused its software development on accounting programs which SyndicationNet intends to use to help evaluate prospect acquisition or merger candidates as well as to institute monitoring programs for those companies. SyndicationNet also expects HTRG to provide computer software programs that will provide SyndicationNet with spread sheet analysis and pro forma evaluations on a project by project basis of potential target client companies and computer software programs that SyndicationNet will utilize in its wood brokerage business. To date HTRG has provided services to SyndicationNet which include developing a computer software purchase order program used by SyndicationNet's subsidiary, Kemper, and HTRG has provided computer generated analytical pro forma programs for SyndicationNet. SyndicationNet has issued an aggregate of 150,000 shares of common stock to HTRG for their services rendered. At this time all work by HTRG is on hold until SyndicationNet is able to obtain a trading symbol and have its common stock quoted on the OTC Bulletin Board. HTRG anticipates that it will need approximately six to nine months to complete the on-line bidding and auction program for Kemper and additional web based/software related programs for SyndicationNet.

Management  and  consulting  activities
---------------------------------------

   In evaluating whether to act as a consultant with a particular company, SyndicationNet intends to apply an analysis which includes, but is not limited to, the following factors:

   1. Industry evaluation to determine inefficiencies that may be alleviated through Internet or e-commerce use and will evaluate the profit potential, the size of the market opportunity and the competition that exists for that particular industry.

   2. Target company evaluation to determine if the target company has the products, services and skills to become successful in its industry.

   3. Overall quality and industry expertise evaluation of a potential acquisition candidate in deciding whether to acquire a target company. If the target company's management skills are lacking, a determination will be made as to whether a restructuring of its corporate infrastructure is feasible and, if done so, whether it would be successful.

   4. Evaluation of SyndicationNet's equity position in a target company and extent that SyndicationNet will be able to exert influence over the direction and operations of the development stage company.

   5. As a condition to any acquisition or development agreement, SyndicationNet intends to require representation on the company's board of directors to ensure its ability to provide active guidance to the acquired company.

Consulting  service  customers
---------------------------------------

   On September 19, 2000, SyndicationNet entered into a Services and Consulting Agreement with Tri-State Metro Territories, Inc., a Delaware corporation, ("Tri-State") in the business of selling franchised hair coloring salon units. SyndicationNet was retained as Tri-State's consultant to assist in the management, development, sales, and marketing of haircolorxpress ("HCX"), its franchised hair coloring salon units, in the District of Columbia, Virginia, Maryland and Delaware. SyndicationNet was to be compensated from Tri-State at an hourly rate of $150 to $250. SyndicationNet received an initial retainer of $50,000 which was applied toward its hourly fees. The agreement which was for an unspecified term on a month to month or project oriented basis. Syndication is not currently providing any consulting services to Tri-State because Tri-State has not recently requested any additional services. SyndicationNet intends to provide additional services to Tri-State if and when such services are requested. Tri-State is currently operating as an independent company. The individuals to assist Tri-State with regard to future services will depend upon the services requested. If such services requested involve a legal nature, Messrs. Hartke, Hartke, Siegel and Solomon would provide such services; if such services are of an accounting nature, Ms. White would provide such services; if the requested services are of a general corporate nature, such services may be provided by Mr. Sorrentino or any combination of the above named individuals.

   SyndicationNet's consulting services rendered to Tri-State included, but was not limited to, assisting Tri-State to draft its Uniform Franchise Offering Circular, Franchise state registration statements, master development agreements, franchise territory agreements, and to assist Tri-State to development and negotiate its franchise store locations for HCX. SyndicationNet's officers and directors, Mark Solomon and Wayne Hartke assisted Tri-State in the drafting of the above stated legal documents and the ancillary legal requirements of setting up a franchise. SyndicationNet's consultant, Brian Sorrentino, assisted Tri-State in its day-to-day development and business planning in connection with HCX. SyndicationNet believes that its consulting agreement with Tri-State was negotiated as an arms length transaction.

Relationship  between  SyndicationNet,  Tri-State  and  HCX
----------------------------------------------------------------------

   Mr. Sorrentino, a consultant and 10% shareholder of SyndicationNet, owns 63.5% of the outstanding shares of HCX and is a development agent and general partner of HCX. Mark Solomon, a director of SyndicationNet, owns 8.3% of the outstanding shares of HCX. Robert Green, a less than 5% shareholder of SyndicationNet, owns 9% of HCX.

     Mr. Green, an independent individual, was the founder and original capital investor in Tri-State and negotiated the terms to hire SyndicationNet as a consultant. Subsequently, Mr. Sorrentino, as an individual, was asked by Tri-State to act as its development agent, independent of its arrangement with SyndicationNet. Mr. Solomon, a director of SyndicationNet, later invested in Tri-State.

     With regard to the relationships between the negotiation and execution of the consulting agreement between SyndicationNet and investments in Tri-State by Messrs. Sorrentino, Solomon and Green, SyndicationNet believes that its consulting agreement was negotiated at an arms length transaction. Mr. Green, an independent individual, was the founder and original capital investor in Tri-State and negotiated the terms to hire SyndicationNet as a consultant. Subsequently, Mr. Sorrentino, as an individual, was asked by Tri-State to act as its development agent, independent of its arrangement with SyndicationNet. Mr. Solomon, a director of SyndicationNet, later invested in Tri-State.

     The relationship between Tri- State and HCX is that of a franchisor / franchisee. Tri-State has purchased from HCX contractual rights to develop franchised hair coloring salon units in the territories of Delaware, Maryland, Virginia and the District of Columbia.

Competition

   The market to acquire interests in development stage growth companies, Internet or brick-and-mortar, is highly competitive. Many of SyndicationNet's competitors may have more experience identifying and acquiring equity interests in development stage companies and have greater financial, research and management resources than SyndicationNet. In addition, SyndicationNet may encounter substantial competition from new market entrants. Some of SyndicationNet's current and future competitors may be significantly larger and have greater name recognition than SyndicationNet. Many investment oriented entities have significant financial resources which may be more attractive to entrepreneurs of development stage companies than obtaining the SyndicationNet's consulting, management skills and networking services. SyndicationNet may not be able to compete effectively against such competitors in the future.

                  KEMPER PRESSURE TREATED FOREST PRODUCTS, INC.
                 ----------------------------------------------

Background

    SyndicationNet's wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. ("Kemper") was incorporated on December 28, 1987 under the state laws of Mississippi. Kemper was organized to procure, buy, sell and harvest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets. On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment with Electric Mills Wood Preserving, Inc., a Mississippi company, under which it sold all of its assets and reassigned its lease related to its manufacturing enterprise. Currently Kemper acts as a retail broker of treated timber, having eliminated virtually all of its manufacturing capacities.

     Kemper's management team does not believe there is a need for any government approval of its wood brokerage services.

Market

   Kemper markets, distributes and arranges transportation for its treated pine and hardwood lumber products which are used for utility poles, transmission poles, pilings, bridge timbers, mining ties and guardrail posts. Kemper, in working with the utility industry, procures two classifications of lumber poles:
(i) distribution poles which are typically used for electricity, cable, telephone and other wires and (ii) transmission poles capable of carrying high voltage electricity.

   Kemper typically receives a monthly request from a buyer for wood products. Kemper then contacts a supplier and requests a quote for the specified wood products. Kemper adds a mark-up to the price quoted from the supplier, typically a mark-up of between $0.02 to $0.065 cents per cubic foot of treated wood, and submits the aggregate price for acceptance by the buyer. If accepted by the buyer, Kemper will then finalize a purchase order to buy the wood products from the supplier and an invoice reflecting the negotiated mark-up to the buyer. Kemper's arrangement with a buyer states that the wood is FOB the treatment plant which places the risk of loss or damage associated with shipping the wood product on the buyer. Kemper, as a wholesale supplier of finished treated wood products, does not wish to engage in the shipping industry which Kemper regards as expensive and prone to uncontrolled shipping losses and breakage as a result of loading and unloading finished products.

Strategy

   Kemper believes that its prices are competitive within the industry and Kemper's management believes that if it is able to provide consistent on time large volume orders it will be able to convince large utility and communication companies and municipalities to award Kemper with multi year supply contracts which Kemper believes can be lucrative. Kemper is currently in the process of bidding for several large multi year supply contracts. Large utility, communication or municipalities sometimes take up to two years or longer before deciding to whom they will award their contracts to. Kemper believes that if it is able to gain a reputation for being able to handle large supply demands on a consistent basis with quality wood products then its chances of winning large contracts of this type will be enhanced.

Suppliers

   Kemper currently engages the services of a third party supplier, Electric Mills Wood Preserving, Mississippi, which provides 100% of Kemper's wood treating and procurement services on a purchase order basis. There is no contractual relationship between Kemper and Electric Mills Wood Preserving that prevents Kemper from working with other suppliers. Management believes that, if needed, other suppliers could provide similar services on comparable terms. A change in suppliers could, however, cause a delay in manufacturing and a possible loss of sales, which would adversely affect Kemper's results of operations.

Customers

   Kemper currently has one customer, Shelby County Forest Products, Inc. ("Shelby"), Tacoma, Washington, which accounts for 100% of Kemper's revenues. Kemper typically receives a monthly request from Shelby for wood products. Shelby is an unrelated third party. Kemper then contacts a supplier for an estimated cost of filling Shelby's requested purchase order. Although Kemper's management team is continually negotiating contracts with potential customers, a loss of its current customer could have a material adverse affect on Kemper's results of operations.

Research  and  Development

     Kemper's primary research and development expense over the last two years has been in the form of the aggregate issuance of 150,000 shares of SyndicationNet's common stock valued at an arbitrary value of $1.00 per share to HTRG to design, develop and implement, computer software programs and computer accounting programs which SyndicationNet intends to use to help evaluate prospect acquisition or merger candidates as well as to institute monitoring programs for purchased companies. SyndicationNet also expects HTRG to provide computer software programs that will provide SyndicationNet with spread sheet analysis and pro forma evaluations on a project by project basis of potential target client companies and computer software programs that SyndicationNet will utilize in its wood brokerage business. At this time all work by HTRG is on hold until SyndicationNet is successful in having its securities listed for public trading. It is anticipated that HTRG will continue to develop, complete, launch and maintain SyndicationNet's Internet Web at such time.

     HTRG will develop for Kemper an online bidding and wood auction web-site. The auction software that was being developed is essentially an eBay style auction site with member registration, password protected bidding, feedback rating systems, automatic site updating and eMail notification functions.

     The  computer  software  system  will  allow:

- An Internet user to request an online quote to purchase wood poles. Quote information provided to the Internet user would include the wood type (coastal douglas fir, western red cedar, southern yellow pine); the specification (ANSI, AWPA, REA); the type of framing; the type of wood treatment (Penta Full Length, Butt Treated (cedar only), untreated); and the retention level; and

-    real  time  information  for  bidders, sellers and foresters on timber bid.

-    contact  opportunities  with new buyers, sellers and industry professionals

- Access to professional foresters and agents and the opportunity to assist potential regional and national buyers with the logistics of bidding, buying, and harvesting.

Employees

   As of February 1, 2002 SyndicationNet and Kemper had an aggregate of three full time employees and one consultant. SyndicationNet's success depends to a large extent upon the continued services of SyndicationNet's and Kemper's key managerial and technical employees. The loss of such personnel could have a material adverse effect on SyndicationNet's business and its results of operations. See "Risk Factors".

Physical  Facilities  and  Offices

   Both SyndicationNet and its subsidiary, Kemper, are headquartered in the Hartke Building located at 7637 Leesburg Pike, Falls Church, Virginia 22043. Retired United States Senator Vance Hartke, the president of SyndicationNet and the owner of the Hartke Building, has granted SyndicationNet and Kemper the use of office space in the Hartke Building on a rent-free basis. SyndicationNet and Kemper project that such office space should be sufficient for their anticipated needs for the foreseeable future.

   SyndicationNet's telephone number is 703/748-3480 and its fax number is 703/790-5435.

Transfer  Agent

   SyndicationNet's  uses  an  internal  transfer  agent,  Karen  Lee.

                                 USE OF PROCEEDS

   The shares of common stock covered by this prospectus are to be sold by SyndicationNet's shareholders and SyndicationNet will not receive any proceeds from such sales.

                                 DIVIDEND POLICY

   SyndicationNet has not paid any cash dividends on its common stock since inception and since SyndicationNet does not anticipate paying any cash dividends on its common stock in the foreseeable future. SyndicationNet intends to retain future earnings, if any, to finance the expansion and development of its business. SyndicationNet's board of directors will determine, in its sole discretion, whether to declare any dividends on SyndicationNet's common stock in the future, based on its earnings, capital requirements, financial position, general economic conditions, and other relevant factors then existing.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to provide an analysis of SyndicationNet's financial condition and plan of operation and should be read in conjunction with SyndicationNet's financial statements and the notes thereto. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for the growth of SyndicationNet, trends in the results of SyndicationNet's development, anticipated development plans, operating expenses and SyndicationNet's anticipated capital requirements and capital resources. SyndicationNet's actual results could differ materially from the results discussed in the forward-looking statements.

     Although SyndicationNet believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to be correct.

General

     SyndicationNet.com, Inc. is a holding company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage businesses. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

     SyndicationNet currently has one wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper is engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper is also developing computer software applications that will enable Kemper to manage on-line bidding for the treatment, sale and shipment of processed wood.

     SyndicationNet has historically incurred losses which has resulted in an accumulated deficit of $1,164,405 as of December 31, 2001. Although funds generated by operations and sales of equity have supported certain ongoing expenditures including legal and accounting fees, additional capital will be needed to affect transactions such as mergers or acquisitions, if any. Such additional capital may need to be raised through the issuance of SyndicationNet's debt or equity or a combination of both. Without additional capital, SyndicationNet may not be able to continue as a going concern.

     If SyndicationNet is only able to obtain nominal funding to finance its acquisitions and/or investments, Syndication will not be able to effectuate a merger, acquisition or investment until SyndicationNet has sufficient funds to do so which amount of funds needed will depend upon the type of transaction that may or may not arise in the future.

     SyndicationNet has incurred significant losses in the past because of significant costs related to the decision to pursue public ownership status. In that effort, in the year 2000, the Company reorganized itself, completed two mergers, paid for the cost of the public company purchase and the legal and auditing fee's related to that project. Without such expenses, the Company believes that its losses would be significantly less.

     SyndicationNet's future revenues and profits, if any, will depend upon various factors, including whether SyndicationNet will be able to effectively evaluate the overall quality and industry expertise of potential acquisition candidates, whether SyndicationNet will have the funds to provide seed capital and mezzanine financing to brick-and-mortar, e-commerce and Internet-related companies and whether SyndicationNet can develop and implement business models that will enable growth companies to develop. SyndicationNet may not be able to effect any acquisitions of or investments in development stage companies if it is unable to secure sufficient funds to finance its proposed acquisitions costs.

     SyndicationNet intends for its management team to identify companies that are positioned to succeed and to assist those companies with financial, managerial and technical support. Over the next 12 months SyndicationNet intends to increase revenue and gross profit margin by focusing and expanding its consulting services. It is management's belief that potential acquisition targets can be better identified and assessed for risk if SyndicationNet first becomes involved with various companies on a consulting capacity. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

     On September 19, 2000, SyndicationNet entered into a Services and Consulting Agreement with Tri-State Metro Territories, LLC, a Delaware limited liability corporation, ("Tri-State") in the business of selling franchised hair coloring salon units under the copy right name of "haircolorxpress". SyndicationNet was retained as Tri-State's consultant to assist in the development of management, sales, and marketing of "haircolorxpress", franchised hair coloring salon units in the District of Columbia, Virginia, Maryland and Delaware. SyndicationNet was compensated from Tri-State at an hourly rate of $150 to $250. On November 29, 2000, SyndicationNet received an initial retainer of $50,000 which was applied toward its hourly fees in the years 2000 and 2001. SyndicationNet is not currently providing any consulting services to Tri-State.

     SyndicationNet will attempt to enter into consulting agreements over the next 12 months that will increase consulting fees as well as open dialog for acquisition considerations. SyndicationNet has no current plans, proposal, arrangements or understandings with any representatives of the owners of any business or company regarding an acquisition or merger transaction.

     SyndicationNet has generated funds through its wood brokerage services and from consulting fees for services as well as raising capital through the sale of its securities in private transactions.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO DECEMBER 31, 2000 FOR SYNDICATION NET TOGETHER WITH ITS WHOLLY OWNED SUBSIDIARY, KEMPER PRESSURE TREATED FOREST PRODUCTS, INC.

     For the year ended December 31, 2001, SyndicationNet's sales increased by 20.8% to $8,901,207 from $7,366,393 for the year ended December 31, 2000. The increase is primarily attributed to the growth of SyndicationNet's wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Further explanation of the increase in sales is the growth of the Company's consulting business. For the year ended December 31, 200l, the Company's consulting revenue increased by 237% to $173,060 from $51,300 for the year ending December 31, 2000. It is the position of management that Kemper's client base and its consulting business should expand over the next year and the trend should continue.

     The General and Administrative Operating Expenses for the period ended December 31, 2001decreased 78% to $127,034 from $570,334 for the period ending
December 31, 2000. The decrease is primarily attributed to payment in 2000 of the one time expenses related to SyndicationNet's merger and filing of its registration statement and public offering efforts that were not applicable in the year ending December 31, 2001.

     Cost of sales increased 19% to $8,672,565 for the year ended December 31, 2001, compared to $7,267,571 for the year ended December 31, 2000. This increase in cost of sales was primarily attributable to increased purchases of wood product to meet increased demand.

     The net income for the year ended December 31, 2001 was $53,098 compared to net losses of $(485,439) for the year ended December 31, 2000. The primary reasons for the increase in the income was that there were no, or very little, costs attributed to the merger and registration process as were present in the year ended December 31, 2000.

     Total current assets increased to $620,038 at December 31, 2001 from $571,761 at December 31, 2000, due primarily to the increase of SyndicationNet's accounts receivable. Total current liabilities decreased to $992,526 at December 31, 2001 from $998,257 at December 31, 2000.

PERIOD ENDED MARCH 31, 2002 COMPARED TO MARCH 31, 2001 FOR SYNDICATIONNET TOGETHER WITH ITS WHOLLY OWNED SUBSIDIARY, KEMPER PRESSURE TREATED FOREST PRODUCTS, INC.

     The Company's total sales decreased to $2,054,178 for the period ended March 31, 2002, compared to $2,354,481 for the period ended March 31, 2001.

     Cost of sales were $2,040,181 for the period ended March 31, 2002, compared to $2,254,178 for the period ended March 31, 2001.

     The net loss for the period ended March 31, 2002, was $(11,772) compared to net income of $31,139 for the period ended March 31, 2001.

     Total current assets increased to $649,627 at March 31, 2002 from $994,379 at March 31, 2001 due primarily to the increase of the Company's accounts receivable.

     Total current liabilities increased to $1,033,660 at March 31, 2002 from $1,389,508 at March 31, 2001.

     Total liabilities and stockholders' deficit increased to $650,310 at March 31, 2002 from $995,971 at March 31, 2001.

     The Company has not paid dividends on its common stock, and intends to reinvest its earnings to support its working capital and expansion requirements. The Company intends to continue to utilize its earnings in the development and expansion of the business and does not expect to pay cash dividends in the foreseeable future.

     It is the belief of management that as the Company moves toward an active trading status the ability to raise capital by stock issuance to effect its business plan is enhanced.

     The Company does not expect to purchase or sell any manufacturing facilities or significant equipment over the next twelve months.

     SyndicationNet does not foresee any significant changes in the number of its employees over the next twelve months.

     The Company has not paid dividends on its common stock, and intends to reinvest any earnings to support its working capital and expansion requirements. The Company intends to continue to utilize any earnings in the development and expansion of its business and does not expect to pay cash dividends in the foreseeable future. It is the belief of management that as the Company moves toward an active trading status the ability to raise capital by stock issuance to effect its business plan is enhanced.

     The Company does not expect to purchase or sell any manufacturing facilities or significant equipment over the next twelve months.

                                   MANAGEMENT

   The following table sets forth information regarding the members of SyndicationNet's board of directors and its executive officers:

Name                     Age         Position

Vance  Hartke            81          President  and  Director


Mark  Griffith           41          Treasurer,  Secretary  and  Director


Cynthia  White           32          Chief  Financial  Officer


Mark  Solomon            45          Director


Wayne  Hartke            52          Director


Howard  B.  Siegel       57          Director

     The above named officers and directors also serve identical positions as officers and directors of Kemper.

     SyndicationNet's directors have been elected to serve until the next annual meeting of the stockholders of SyndicationNet and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification. SyndicationNet's Certificate of Incorporation provides that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. SyndicationNet's executive officers are appointed by and serve at the discretion of the Board.

     SENATOR VANCE HARTKE, ESQ. (retired) has served as the President and a director of SyndicationNet and Kemper since August 1999. Retired Senator Hartke received his Juris Doctor in 1948 from Indiana University Law School. From 1956 to 1958, Senator Hartke served as the Mayor of the City of Evansville, Indiana. From 1958 to 1976, Vance Hartke served as the United States Senator from Indiana for three terms. Senator Hartke was a member of the United States Senate Finance Committee with jurisdiction over taxes, debt control, international trade, social security, welfare, health and energy, and a member of the United States Senate Commerce Committee with jurisdiction over trade and tourism, business, communication and consumer affairs.

     For at least the last five years, former Senator Vance Hartke is a practicing attorney who currently heads "The Hartke Group", a full service family-owned law firm located in Falls Church, Virginia. Over a period of 30 years, Mr. Hartke has been involved with the United Nation, the World Health Organization, the Food and Agricultural Organization, the United Nations Development Program, the World Bank, U.S. Aide, the Overseas Private Investment Corporation, the Export-Import Bank, the Inter American Development Bank and various agencies of the United States Administration, the United States Senate and the United States House of Representatives.

     Senator Hartke is the co-founder of the American Trial Lawyers Association and the founder of the International Executive Service Corps. Senator Hartke currently serves as a director of Neptune Pharmaceuticals USA, Inc., a privately held company that imports and exports pharmaceutical products, and also serves as a director of Wood Holdings, Inc. and Wood Sales, Inc., privately held companies in the wood preservative industry.

     MARK SOLOMON, ESQ. has served as Chairman of the Board of Directors of SyndicationNet and of Kemper since August 1999. Mr. Solomon received a Bachelor of Science Degree from Nova University in 1976 and received his Juris Doctor from Nova University Law School in 1979. For at least the last five years Mr. Solomon has been a practicing attorney for Mark Solomon, P.A., located in Florida, specializing in criminal law.

     CYNTHIA WHITE has served as the Chief Financial Officer of SyndicationNet and of Kemper since August 1999. Since October, 1991, Ms. White has owned The Accelerated Group, Inc., an accounting firm located in Florida which specializes in corporate and individual taxes, audits, financial reporting and business consultation. From 1992 to 1993, Ms. White also served as the Comptroller for Optoelectronics, Inc. and prior to that she served as an accountant for Florida Business Services, Inc. and the accounting firm of James and Surman, CPA. In 1992, Ms. White received her B.A. from Florida Atlantic University with a major in accounting. Ms. White also serves as the treasurer for the Boca Raton Society for the Disabled, Inc.

   MARK GRIFFITH has served as the Treasurer, Secretary and a director of SyndicationNet and of Kemper since August 1999. Mr. Griffith received his Bachelor of Arts degree in History and in Education from Salisbury State University in 1984. From December 2000 to the present, Mr. Griffith has served as the senior compliance examiner for Sterling Financial Investment Group located in Florida. From September 2000 to December 2000, Mr. Griffith worked as a registered securities principal with National Securities, Inc., a Florida based securities firm. From 1997 to September, 2000, Mr. Griffith served as the Chief Compliance Officer for the Agean Group, a Florida based securities firm. Prior to 1997, Mr. Griffith worked as a stockbroker for J.W. Grant and Associates.

     WAYNE HARTKE, ESQ. has served as a director of SyndicationNet and of Kemper since August 1999. Mr. Hartke received his Bachelor of Arts degree from the University of Pennsylvania in 1970 and received his Juris Doctor in 1973 from the California Western School of Law. Mr. Hartke, for at least the last five years has been a partner in the law firm of Hartke & Hartke located in Falls Church, Virginia and is currently admitted to the bars of the District of Columbia, Virginia and California. Mr. Hartke served as corporate counsel to Norris Satellite Communications, Inc. where he participated in negotiations with Sprint, Orbital Sciences Corporation, Harris Corporation and Echostar regarding satellite launch contracts. Mr. Hartke also has experience in Federal Communications Commission license applications, the development and sale of coal properties, international crude oil purchases and the acquisition and marketing of Internet domain names.

     Mr. Hartke currently serves as a director of Tong-1 Pharmaceuticals, Inc., a privately held retail chain of drug stores operating in China. Mr. Hartke also serves as a director of Wood Holdings, Inc. and Wood Sales, Inc., privately held companies in the wood preservative industry. Mr. Wayne Hartke is the son of Senator Vance Hartke, the President and a director of SyndicationNet.

      HOWARD S. SIEGEL has served as a director of SyndicationNet and of Kemper since August 1999. Mr. Siegel received his Juris Doctor in 1969 from St. Mary's University Law School. Since 1969, Mr. Siegel has been a practicing attorney. For the past five years, Mr. Siegel has worked with the law office of Yuen & Associates, located in Houston, Texas. Prior to working for Yuen & Associates, Mr. Siegel was employed with the Internal Revenue Service, Tenneco, Inc., Superior Oil Company and Braswell & Paterson. Mr. Siegel serves as a director of Golden Triangle Industries, Inc. (GTII), a public company traded on the Nasdaq exchange, and serves as a director for Signature Motor Cars, Inc, a privately-held company.

     The certificate of incorporation and by-laws of SyndicationNet provide that SyndicationNet indemnify its officers and directors against losses or liabilities which arise from any transaction in that person's managerial capacity unless that person: violated a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. SyndicationNet's certificate of incorporation and by-laws also provide for the indemnification of its officers and directors against any losses or liabilities incurred as a result of the operation of SyndicationNet's business, provided that its officers and directors acted in good faith and in the best interests of SyndicationNet and that their conduct did not constitute gross negligence, misconduct or breach of fiduciary obligations.

     Subsequent to the transactions involving SyndicationNet, on June 4, 2001, without admitting or denying any wrongdoing, James M. Cassidy, the sole director and executive officer of TPG Capital Corporation, a corporation controlled by Mr. Cassidy, consented to the issuance of an order by the Securities and Exchange Commission to cease and desist from committing or causing any violation and any future violation of Section 10(b) of the Securities Exchange Act of 1934 ("1934 Act") and Rule 10b-5 thereunder and from causing any violation and future violation of Section 13(a) of the 1934 Act and Rules 13a-13 and 12b-20 thereunder in connection with arranging reverse mergers between reporting companies that they controlled and issuers facing possible delisting from the NASD Over-The-Counter Bulletin Board. Specifically, the Securities and Exchange Commission found that Mr. Cassidy and TPG Capital Corporation arranged reverse mergers with issuers that faced possible delisting and in the course of providing these services made false or misleading disclosures in documents filed with the Securities and Exchange Commission. The Commission found that Mr. Cassidy and TPG Capital Corporation filed amended registration statements for five blank check companies that falsely stated that the companies had not engaged in negotiations. Three of these companies also filed periodic reports under the 1934 Act, which the Securities and Exchange Commission said wrongly stated that they were not engaged in merger negotiations. TPG Capital Corporation, without admitting or denying any wrongdoing, also consented to and paid a $50,000 civil penalty. These actions did not involve or include SyndicationNet.

     Specifically, the Securities and Exchange Commission said that Mr. Cassidy and TPG had filed amended registration statements for five reporting companies that wrongly stated that the companies were not engaged in negotiations with specific entities regarding a possible business combination. Three of these companies also filed periodic reports under the 1934 Act, which the Securities and Exchange Commission said wrongly stated that they were not engaged in merger negotiations. TPG Capital Corporation also agreed to consent, without admitting or denying any wrongdoing, to the payment of a civil penalty. These actions did not involve or include SyndicationNet.

DIRECTOR  COMPENSATION

     Directors receive an annual issuance of 10,000 shares of SyndicationNet's common stock for serving as directors of SyndicationNet and are repaid for their expenses incurred for serving as directors.

     SyndicationNet pays accounting fees to the Accelerated Group, Inc., a private accounting firm owned by Cynthia White, SyndicationNet's Chief Financial Officer. SyndicationNet believes that it has paid less than $5,000 annually for the past three years as compensation for such accounting services.

EXECUTIVE  COMPENSATION

     Neither the officers nor directors of SyndicationNet have received any cash compensation or cash bonus for services rendered during 1999 or 2000.


                           SUMMARY COMPENSATION TABLE

                                   Long-Term Compensation
                                   -----------------------------

          Annual  Compensation      Awards     Payouts
           -------------------      ------     -------
Name  and                            Restricted
Principal                            Stock
Position(s)  Year Salary($) Bonus($) Other($)  Awards(# shares)
                                   Compensation
-----------   ----- -------- -------- ----------- -----------
Vance Hartke   2001     0       0
               2000     0    10,000 shares*
               1999     0    10,000 shares*

* Such shares were issued to Mr. Hartke for his service as a director of SyndicationNet.

SyndicationNet does not have any long term compensation plans or stock option plans.

EMPLOYMENT  AGREEMENTS

    SyndicationNet has not entered into employment agreements with any of its officers or employees. All key employees serve in their positions until further action of the President of SyndicationNet or its Board of Directors.

     The officers and directors of SyndicationNet intend to devote time to matters related to SyndicationNet approximately as follows:

Vance Hartke    -  5% of his time         Mark Griffith    -   5%  of  his  time
Cynthia  White  -  5%  of  her  time      Mark  Solomon    -   15%  of his  time
Wayne  Hartke   -  15%  of  his  time     Howard  B.  Siegel  -  5% of  his time

CONSULTING  AGREEMENT

     SyndicationNet ratified a corporate services consulting agreement that Kemper had with Source Management Services ("Source Management") Brian Sorrentino, a significant shareholder of SyndicationNet, is the president and sole director and shareholder of Source Management. Source Management is to oversee the general activities of SyndicationNet and Kemper on a day to day basis, develop and execute SyndicationNet's and Kemper's business plan, assist in the preparation of audits, registration statements and for SyndicationNet the listing of its securities on the OTC Bulletin Board. Specifically, the agreement includes, but is not limited to, requiring Source Management

-to focus on the development and execution of the business plan in general which calls for the company to align itself by pact or joint venture with larger more established organizations in the industry in an attempt to move from a production based supplier of wood products to a broker based supplier of finished lumber goods,

-to assist in the arrangement of required audits for the preparation of a registration statement, oversee and prepare all documentation for a Rule 505 and/or a Rule 506 private placement, prepare all filings for a listing on the OTCBB

- to act on behalf and legally bind and contractually obligate the company to any and all contracts, that in his sole discretion, are necessary and are interest of the pursuit of the company's business plan.

     The consulting agreement will terminate seven years from its date of execution. Early termination of the contract requires two-thirds vote of the outstanding shares as calculated at the time that the motion to terminate the agreement is carried by the existing Board of Directors.

      For the fiscal year 2000, SyndicationNet has agreed to compensate Source Management the greater of $150 per hour or $17,500 per month. Mr. Sorrentino has waived any claims for consulting fees owed to him for the first nine months of the fiscal year ended December 31, 2001. If and when SyndicationNet's securities are traded on any stock exchange, Source Management will receive 5% of the then outstanding shares of SyndicationNet's common stock.

     Source Management is a sole proprietorship whose sole stockholder, officer and employee is Brian Sorrentino. In 1997, Mr. Sorrentino helped guide Kemper from a production-based wood supplier to a broker-based supplier of finished wood products. Kemper has experienced growth on an average of 25% per year as a result of the transition from wood production to wood brokerage. Mr. Sorrentino believes that his business and consulting background has enabled and will enable him to continue to service the needs of Kemper and SyndicationNet. Mr. Sorrentino's business background and other consulting clients have included companies that participate in the industries of wood manufacturing, chemical manufacturing, real-estate development, franchising, dog and pet food manufacturing, hotel and resort management, golf, the internet and rail transportation.

FAMILY  RELATIONSHIPS

     Wayne Hartke, a member of SyndicationNet's Board of Directors, is the son of Vance Hartke. There are no other family relationships among SyndicationNet's directors, executive officers or other persons nominated or chosen to become officers or executive officers.

LEGAL  PROCEEDINGS

     Other than the information stated below, SyndicationNet is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

     On November 26, 2001, Barry Pope ("Pope"), individually and as a shareholder of Worldwide Forest Products, Inc. ("Worldwide") commenced an action against Brian Sorrentino, Dale Hill, Worldwide Forest Products, Inc., Kemper Pressure Treated Forest Products, Inc., Life2k.com, Inc., Algonquin Acquisition Corp., Generation Acquisition Corp., SyndicationNet.com, Inc., Castle Securities Corporation and John Does 1-5, in the Circuit Court of Madison County,
Mississippi. In such action, Pope claims that stock he owned and commissions owed to him by Worldwide should have been converted into shares of the common stock of SyndicationNet.

     Worldwide was a corporation organized under the laws of the State of Mississippi that operated as a wood treatment company that worked exclusively with creosite, a wood treatment chemical, for utility wood poles and products. In 1997 the corporate charter of Worldwide expired and Worldwide no longer conducts operations. Brian Sorrentino, a shareholder of the Company, was the chairman of the board, chief financial officer and majority shareholder of Kemper and was also the chairman of the board, chief financial officer and beneficial majority shareholder of Worldwide Forest Products, Inc. In 1996, Pope entered into a consent order settlement with Worldwide arising from claims brought by Pope against the former President of Worldwide, David Wise, and Worldwide. Pursuant to such settlement, on November 8, 1996, Pope received 30,000 shares of Worldwide common stock and received warrants, exercisable at $1.00 per share, to purchase 200,000 shares of Worldwide common stock.

     Worldwide never completed an initial public offering and, as such, Pope alleges losses equal to the value of his Worldwide shares had Worldwide completed a public offering, had such shares traded at a minimum of $5.00 per share and had Pope been able to sell his securities equal to or in excess of $5.00. Pope further alleges that certain defendants guaranteed the obligations of Worldwide in the amount of $2,060,000 and alleges that all shareholders of Worldwide were provided an opportunity by Worldwide to convert shares of Worldwide common stock into shares of common stock of Syndication.

     Finally, Pope alleges that Brian Sorrentino orally guaranteed payment to Pope in the amount of $200,000 representing commissions to be paid to Pope if and when Pope provided a $2,000,000 loan for Worldwide which loan was never effected. Pope is seeking compensatory and punitive damages in an amount to be determined at trial, plus an award of reasonable costs, attorneys' fees and expenses, pre-judgement and post-judgement interest, and any other relief to which Pope may be entitled. SyndicationNet believes that Pope's claim is without merit and SyndicationNet has engaged counsel to vigorously defend against the action.

     On May 2, 2002, the Circuit Court of Madison County, Mississippi, granted the plaintiff's counsel motion to withdraw as counsel for the plaintiff.

INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS

     SyndicationNet's Certificate of Incorporation and bylaws provide that SyndicationNet shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify its directors, as well as any of SyndicationNet's officers or employees to whom SyndicationNet has agreed to grant indemnification.

   Section 145 of the Delaware General Corporation Law ("DCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director:

- for breach of the director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- under Section 174 (relating to the liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

- for any transaction from which the director derived an improper personal benefit.

    The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by- laws, any agreement, vote of shareholder or otherwise.

    The effect of the foregoing is to require SyndicationNet to indemnify its officers and directors for any claim arising against such person in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to SyndicationNet's best interests, and, with respect to any criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful.

     SyndicationNet has adopted a charter provision that requires it to indemnify all of the present and former directors, officers, agents and employees of SyndicationNet to the fullest extent permitted by Delaware law. In connection with SyndicationNet's indemnification obligations to such persons, SyndicationNet may make advances to cover a person's expenses provided that SyndicationNet receives an undertaking from such person to repay the advances unless the person is ultimately determined to be entitled to indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to SyndicationNet's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, SyndicationNet has been advised that in the opinion of the Securities and Exchange Commission indemnification for such liabilities is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of SyndicationNet's common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to the exercise of warrants or options held by the named securityholder.

                               Number  of
                                 Shares                   Percent  of  Class
                              --------------              ------------------
Vance  Hartke                      20,000                        (*)
President  and  director
7637  Leesburg  Pike
Falls  Church,  Virginia  22043

Mark  Griffith                     20,000                        (*)
Secretary,  Treasurer  and
director
465  NE  3rd  Street
Boca  Raton,  Florida  33432

Cynthia  White                     30,000                        (*)
Chief  Financial  Officer
7637  Leesburg  Pike
Falls  Church,  Virginia  22043

Mark  Solomon                     104,000                        (*)
Director
901  South  Federal  Highway
Fort  Lauderdale,  Florida
22216

Wayne  Hartke                      20,000                        (*)
Director
7637  Leesburg  Pike
Falls  Church,  Virginia  22043

Howard  B.  Siegel                 20,000                        (*)
Director
15902  South  Barker  Landing
Houston,  Texas  77079

Dale  Hill                      4,708,366                      43.6%
5056  West  grove  Drive
Dallas,  Texas  75248
                                      -19-

Brian  Sorrentino               3,732,924                      34.6%
Consultant
PO  Box  484
Damascus,  MD  20872

All  Officers  and  Directors     214,000                      1.98%
as  a  group  (6  persons)

____________________

*  Represent  less  than  1%  of  the  outstanding  shares  of  SyndicationNet

(1) Based upon 10,781,750 shares of SyndicationNet's common stock issued and outstanding as of February 1, 2002.

                             SELLING SECURITYHOLDERS

     SyndicationNet is registering for offer and sale by the holders thereof 561,500 shares of common stock held by securityholders. The selling securityholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors".

    SyndicationNet intends to apply to have its common stock quoted on the OTC Bulletin Board; however SyndicationNet's securities may not be accepted for quotation on the OTC Bulletin Board.

     All of the selling securityholders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

     The following table sets forth ownership of the Securities of SyndicationNet held by each person who is a selling securityholder.


                            Number of     Number of      Percent  of  Stock  Owned (1)(2)
                              Shares        Shares         Prior  to       After
Name  and  Address            Owned     Offered Herein     Offering       Offering
------------------          ----------  ---------------  -------------    -------------
Frank Caravel                  10,000       10,000              (*)              (*)
13357 J.W. 42nd Street
Davie, Florida 33330

Barry Carded                    8,000        8,000              (*)              (*)
1821 J.W. 11th Street
Ft. Lauderdale, Florida 33312

Commercial Roofing(3)          30,000       30,000              (*)              (*)
Analyst Profit Sharing Plan
3 Chapel Hill Road
Oakland, New Jersey 07436

Lisa Carrier                    1,000         1,000             (*)              (*)
725 SE 23rd Street
Ft Lauderdale, Florida 33316

Kim Dickinson                  10,000       10,000              (*)              (*)
5641 Vayln Rd.
Baltimore, Maryland 21228

Allen Martin Dubow             10,000       10,000              (*)              (*)
100 Main Street
White Plains, New York
10601
                                      -20-

Allen and Marjorie Dubow       25,000       25,000              (*)              (*)
100 Main Street
White Plains, New York
10601

Dr. Ratti Kenta Duta           38,000       10,000              (*)              (*)
304 West Michigan
Urbana, Illinois 61801

Alex Fenik                      1,000        1,000              (*)              (*)
1070 NE 2nd Terrace
Boca Raton, Florida 33432

Steve Framer                    1,000        1,000              (*)              (*)
1400 SW 72nd Avenue
Plantation, Florida 33316

Joanne Framer                     750          750               (*)             (*)
1400 SW 72nd Avenue
Plantation, Florida 33316

Robert L. Green, Jr.          200,000      200,000               1.8%            (*)
3115 Foxhall Road N.W.
Washington, D.C. 20016

Mark Griffith(4)               20,000       5,000                (*)             (*)
465 NE 3rd Street
Boca Raton, Florida 33432

Vance Hartke (4)               20,000       5,000                (*)             (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

Wayne Hartke(4)                20,000       5,000                (*)             (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

Janet L. Hender                 1,250       1,250                (*)             (*)
1618 Willow Run
Brookshire, Texas 77423

HTRG Consulting, LLC(5)       150,000     100,000               1.39%            (*)
1712 Featherwood Street
Silver Spring, Maryland 20904

Robert Lancy                   10,000      10,000                (*)             (*)
1570 NE 131st Street
North Miami, Florida 33161

Crieg D. Mahlberg              15,000      15,000                (*)             (*)
428 140th Avenue NE
Hamlake, Minnesota 55304

Robert Marks                      750         750                (*)             (*)
12883 Peters Rd
Hemstead, Texas 77445
                                      -21-

Paul and Linda Merson          12,500      12,500                (*)             (*)
4431 E. Country Club Circle
Plantation, Florida 33161

Howard Siegel (4)              20,000       5,000                (*)             (*)
15902 South Barker Landing
Houston, Texas 77079

Donald Sinclair                 1,000       1,000                (*)             (*)
2180 N.W. 93rd Avenue
Pembroke Pines, Florida 33024

Donald L. Siebenmorgen            500         500                (*)             (*)
7623 Breas Glen
Houston, Texas 77071

Mark Solomon (4)              104,000      30,000                (*)             (*)
901 S. Federal Highway
Fort. Lauderdale, Florida 33316

Brian Sorrentino (6)        3,732,924      40,000               34.6%           34.2%
PO Box 484
Damascus, Maryla nd 20872

Steven J. Sprechman             1,000       1,000                (*)             (*)
18305 Biscayne Blvd. #213
Miami, Florida 333160

Susan Stickley                  1,250       1,250                (*)             (*)
823 Montery Street
Coral Gables, Florida 33134

Jennifer Thompson                 500         500                (*)             (*)
2910 Washington St
Coconut Grove, Florida 33133

David Tiralla                   2,500       2,500                (*)             (*)
1410 Armacost Rd.
Pankton, Maryland 21120

Catherin Anne Tiralla           2,500       2,500                (*)             (*)
1410 Armacost Rd.
Pankton, Maryland 21120

Frank Vopitta                   5,000       5,000                (*)            (*)
18691 Middletown Rd
Parkton, Maryland 21120

Gregory Volpitta                5,000       5,000                (*)            (*)
1220 Monkton Rd.
Monkton, Maryland 21111

Cynthia White (4)              30,000       5,000                (*)            (*)
7637 Leesburg Pike
Falls Church, Virginia 22043
                                      -22-

Helly White                     1,000       1,000                (*)            (*)
9300 SW 60th Avenue
Miami, Florida 33156

-----------------

* Represents less than 1% of SyndicationNet's outstanding shares of common stock

(1) The figure is based upon 10,781,750 shares of common stock outstanding as of the date of this prospectus.

(2) The figure assumes the sale of all of the shares offered by the selling securityholders.

(3)  The  principal  of  the  named  shareholder  is  Mr.  Rainer  Gerbatch.

(4) The named selling securityholder is an officer and director of SyndicationNet.

(5) The named shareholder entered into a consulting agreement with SyndicationNet to provide web design, internet and research services. Its principal is Thomas Gibbs.

(6) The named shareholder is a consultant to SyndicationNet and is an owner of more than 10% of SyndicationNet's shares of common stock outstanding.

   In the event a selling securityholder receives payment from sales of their shares, SyndicationNet will not receive any of the proceeds from those sales. SyndicationNet is bearing all expenses in connection with the registration of the selling securityholder's shares offered by this prospectus.

     The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholder's shares offered under Rule 415, SyndicationNet has made undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, SyndicationNet has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     SyndicationNet.com ratified a corporate service consulting agreement that Kemper had with Source Management Services. Source Management is to oversee the general activities of Kemper and SyndicationNet on a day to day basis, develop and execute Kemper's and SyndicationNet's business plan, assist in the preparation of audits, registration statements and assist SyndicationNet in the listing of its securities on the OTC Bulletin Board. For the fiscal year 2000, SyndicationNet.com has agreed to compensate Source Management the greater of $150 per hour or $17,500 per month .Mr. Sorrentino has waived any claims for consulting fees owed to him for the first nine months of the fiscal year ended December 31, 2001. If and when SyndicationNet.com's securities are traded on any stock exchange, Source Management will receive 5% of the outstanding shares of SyndicationNet.com's common stock. Mr. Sorrentino, the sole officer and director of Source Management Services and has a material interest in the transaction in that he is compensated on a monthly basis and may, subject to the trading of SyndicationNet's securities, receive 5% of the outstanding common shares of SyndicationNet.

     In 1999, SyndicationNet borrowed an aggregate of $105,000 from Brian Sorrentino, a greater than 5% shareholder of SyndicationNet's common stock and the principal of Source Management Services. SyndicationNet executed a promissory note for the loan amount at an interest rate of 12% per annum. The loan, due March 3, 2000, has not been paid as of the date of this filing.

   In September 1999, SyndicationNet borrowed $25,000 from Dr. Ratti Kenta Dutta, a selling securityholder. Dr. Dutta agreed to cancel his loan together with any accrued interest in exchange for an aggregate of 38,000 shares of SyndicationNet's common stock which shares were issued to Dr. Dutta in August 2000.

     The control persons of Kemper Pressure Treated Forest Products, Inc. were Dale Hill, who owned approximately 66%, and Brian Sorrentino, who owned approximately 34%. The controlling person and founder of Algonquin Acquisition Corporation was its beneficial shareholder, James M. Cassidy. At the time of the exchange of stock with Kemper Pressure Treated Forest Products, Algonquin had 5,000,000 shares outstanding of which 4,750,000 shares were redeemed and cancelled as part of the exchange. The remaining 250,000 shares were redeemed and cancelled at the time of the transaction with Generation Acquisition.

     The controlling persons of Life2K.com, Inc. were its directors Vance Hartke, Mark Griffith, Cynthia White, Mark Solomon, Wayne Hartke and Howard Siegel and its controlling shareholders Dale Hill and Brian Sorrentino.

     The controlling person and founder of Generation Acquisition Corporation was its beneficial shareholder, James M. Cassidy. At the time of the exchange of stock with Life2K.com, Inc., Generation Acquisition had 5,000,000 shares of its common stock outstanding all of which were redeemed and cancelled except 250,000 retained by TPG Capital Corporation, a corporation controlled by James Cassidy. As part of the transactions SyndicationNet has agreed to pay TPG Capital an aggregate of $100,000 for its consulting services of which $65,000 has been paid.

  A consultant and 10% shareholder of SyndicationNet, Brian Sorrentino, owns 63.5% of the outstanding shares of Tri-State and is a development agent and general partner of Tri-State. Tri-State owns the development contract to sell franchises of HCX salons in the territory of Maryland, Virginia, Washington and Delaware. Mark Solomon, a director of SyndicationNet, owns 8.3% of the outstanding shares of Tri-State. Robert Green, a less than 5% shareholder of SyndicationNet, owns 9% of Tri-State. The investments were made by the above stated individuals after September 19, 2000 which is when SyndicationNet entered into its consulting agreement with Tri-State.

   SyndicationNet pays accounting fees to the Accelerated Group, Inc., a private accounting firm owned by Cynthia White, SyndicationNet's Chief Financial Officer. SyndicationNet believes that it has paid less than $5,000 annually for the past three years as compensation for such accounting services.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

   SyndicationNet is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 10,781,750 shares were outstanding as of the date of this report. All of SyndicationNet's outstanding shares have been held in excess of one year. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale.

   Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of SyndicationNet, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

   Holders of common stock have no preemptive rights to purchase SyndicationNet's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. SyndicationNet may issue additional shares of common stock which could dilute its current shareholder's share value. If additional funds are raised through the issuance of common stock, there may be a significant dilution in the value of SyndicationNet's outstanding common stock. The issuance of all or part of SyndicationNet's remaining authorized common stock may result in substantial dilution in the percentage of the common stock held by SyndicationNet's then shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by SyndicationNet's investors.

No  Trading  Market

   There is currently no established public trading market for SyndicationNet's securities. A trading market in SyndicationNet's securities may never develop. SyndicationNet intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If in the future SyndicationNet meets the qualifications for admission to quotation on the Nasdaq SmallCap Market, it may apply for admission. If for any reason SyndicationNet's common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

PREFERRED  STOCK

   SyndicationNet is authorized to issue 20,000,000 shares of preferred stock, $.0001 par value per share. As of the date of this prospectus, there were no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SyndicationNet without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The authority of the board of directors to designate preferences and issue preferred stock without shareholder consent may also have a depressive effect on the market price of SyndicationNet's common stock even prior to any designation or issuance of the preferred stock. At present, SyndicationNet has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

Additional  Information  Describing  Securities

   Reference is made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.

Trading  of  Shares

   There are no outstanding options, options to purchase, or securities convertible into shares of SyndicationNet's common stock other than the securities described herein. SyndicationNet has not agreed with any shareholders, to register their shares for sale, other than for this registration. SyndicationNet does not have any other public offerings in process or proposed.

Admission  to  Quotation  on  Nasdaq  SmallCap  Market  or  OTC  Bulletin  Board

     If SyndicationNet meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board or the Nasdaq SmallCap Market. If SyndicationNet's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, SyndicationNet's securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board SyndicationNet's securities will trade on the OTC Bulletin Board until a future time, if at all, that SyndicationNet applies and qualifies for admission to quotation on the Nasdaq SmallCap Market. SyndicationNet may not now and it may never qualify for quotation on the OTC Bulletin Board or accepted for listing of its securities on the Nasdaq SmallCap Market.

     To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary,

     (1)  be  registered  under  the  Exchange  Act;

     (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

     (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

     (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

     (5)  have  a  minimum  bid  price  of  $4.00  per  share;  and

     (6)  have  at  least  300  beneficial  shareholders.

   One or more broker-dealers may be the principal market makers for the shares being offered. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced, positively or negatively, by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market makers, if commenced, may subsequently be discontinued. Various factors, such as SyndicationNet's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of SyndicationNet's securities.

Penny  Stock  Regulation

  Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell SyndicationNet's common stock. The foregoing required penny stock restrictions will not apply to SyndicationNet's common stock if such stock reaches and maintains a market price of $5.00 or greater.

Reports  to  Shareholders

   SyndicationNet will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. SyndicationNet may issue other unaudited interim reports to its shareholders as it deems appropriate.

                              PLAN OF DISTRIBUTION

Sales  by  Selling  Securityholders

     After effectiveness of this prospectus, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without regard to Rule 144. Of the 561,500 shares of common stock registered in this prospectus, 95,000 shares of common stock are held by officers, directors or affiliates of SyndicationNet.

    The common stock offered by this prospectus may be sold from time to time directly by the selling securityholders in separate transactions at $1.00 per share until SyndicationNet is quoted, if at all, on the OTC Bulletin Board and thereafter may sell their shares of common stock at prevailing market prices or privately negotiated prices. The selling securityholders may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the common stock by the selling securityholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales; by a combination of these methods; or by other means. Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with sales of the common stock.

     The selling securityholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling securityholder. The selling securityholder also may sell shares short and redeliver the shares to close out their short positions. The selling securityholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares.

     The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Sales  by  Affiliates

     Sales of the securities by affiliates of SyndicationNet are subject to the volume limitations imposed by Rule 144 even after registration of such securities. An affiliate who holds unrestricted securities may sell, within any three month period, a number of the shares of SyndicationNet that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if SyndicationNet's securities are trading on the Nasdaq Stock Market or an exchange at some time in the future, the average weekly trading volume during the four calendar weeks prior to such sale.

Resales  of  the  Securities  under  State  Securities  Laws

     The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date the selling securityholders' securities will be eligible for resale in the secondary market in each state.

     If SyndicationNet meets the requirements of the OTC Bulletin Board it will apply for listing thereon. When and if it should qualify, if ever, it intends to apply for quotation of its securities on the Nasdaq SmallCap Market. SyndicationNet may not qualify for listing of its securities on the OTC Bulletin Board or may never satisfy the qualifications to be quoted on the Nasdaq SmallCap Market. If it should be accepted for listing thereon, then the underwriters may engage in passive market making transactions in SyndicationNet's common stock in accordance with Rule103 of Regulation M.

     Following the completion of this offering, one or more broker-dealers may act as the principal market makers for the securities offered hereby. A broker-dealer acting as a market maker for a particular security will purchase and sell such securities for its own account, will maintain an inventory of such securities and may actively assist in the sale of these securities by producing research reports, recommending the security to its clients or otherwise. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market maker, if commenced, may subsequently be discontinued.

     By Rule 101 of Regulation M, participants in a distribution, including underwriters acting as market makers, are prohibited from bidding for, purchasing, or inducing the purchase of the distributed security during an applicable restricted period. Rule 103 provides an exemption to such restriction and certain distribution participants, including market makers, may engage in passive market making transactions provided the conditions of Rule 103 are met. Some of these conditions include, among other conditions including price and volume limitations, that market maker must be acting in its capacity as a market maker and the security is one quoted on Nasdaq.

                                  LEGAL MATTERS

   Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law that the shares of common stock offered by the selling securityholders are fully paid, validly issued and non-assessable. Cassidy & Associates has passed on the validity of the common stock offered by the selling securityholders but purchasers of the common stock should not rely on Cassidy & Associates with respect to any other matters. James M. Cassidy, a principal of Cassidy & Associates, is the beneficial shareholder of 250,000 shares of the common stock of SyndicationNet.

                                     EXPERTS

   The audited financial statements for the periods ended December 31, 2000 and 2001 included in this prospectus have been so included in reliance on the report of HJ & Associates LLC, independent accountants, given on the authority of HJ & Associates LLC as experts in auditing and accounting.

                              AVAILABLE INFORMATION

   SyndicationNet is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intends to file reports and other information with the Commission. Reports, proxy statements and other information filed by SyndicationNet, including its registration statement, can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

   SyndicationNet will provide without charge to each person who receives a copy of the prospectus which is part of this registration statement, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. All requests should be made in writing to Vance Hartke, President, The Hartke Building, 7637 Leesburg Pike, Falls Church, Virginia 22043 or by telephone at 703/748-3480.

                          INDEX TO FINANCIAL STATEMENTS

  The audited financial statements for the periods ended December 31, 2001 and 2000 and the unaudited financial statements for the quarter ended March 31, 2002 are included herein.

 SYNDICATION NET.COM, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001



                                 C O N T E N T S


Independent  Auditors'  Report                                             3

Consolidated  Balance  Sheet                                               4

Consolidated  Statements  of  Operations                                   5

Consolidated  Statements  of  Stockholders'  Equity  (Deficit)             6

Consolidated  Statements  of  Cash  Flows                                  7

Notes  to  the  Consolidated  Financial  Statements                        8

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board  of  Directors
Syndication  Net.com,  Inc.  and  Subsidiary
Falls  Church,  Virginia

We have audited the accompanying consolidated balance sheet of Syndication Net.com, Inc. and Subsidiary as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Syndication Net.com, Inc. and Subsidiary as of December 31, 2001 and the consolidated results of their operations and their cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has incurred significant losses which have resulted in an accumulated deficit and a deficit in stockholders' equity, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




HJ  &  Associates,  LLC
Salt  Lake  City,  Utah
March  20,  2002

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------


                                                          December 31,
                                                              2001
                                                         --------------
CURRENT ASSETS

Cash                                                     $       3,516
Accounts receivable, net (Note 1)                              616,522
                                                         --------------

Total Current Assets                                           620,038
                                                         --------------

PROPERTY AND EQUIPMENT - NET (Note 2)                              910
                                                         --------------

TOTAL ASSETS                                             $     620,948
                                                         ==============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
            -------------------------------------------------------

CURRENT LIABILITIES

Accounts payable                                         $     852,326
Notes payable - related party (Note 5)                         105,000
Interest payable - related party (Note 5)                       35,200
                                                         --------------


Total Current Liabilities                                      992,526
                                                         --------------

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock: 20,000,000 shares authorized of
 $0.0001 par value, no shares issued and outstanding                 -
Common stock: 100,000,000 shares authorized of $0.0001
 par value, 10,781,750 shares issued and outstanding             1,078
Additional paid-in capital                                     791,749
Accumulated deficit                                         (1,164,405)
                                                         --------------

Total Stockholders' Equity (Deficit)                          (371,578)
                                                         --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)     $     620,948
                                                         ==============

    The accompanying notes are an integral part of these consolidated financial statements.
                                       F4

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations


                                             For the Years Ended
                                                 December 31,
                                    -----------------------------------
                                            2001               2000
                                    ---------------------  ------------
SALES

  Wood treatment revenue            $          8,728,147   $ 7,315,093
  Consulting                                     173,060        51,300
                                    ---------------------  ------------

    Total Sales                                8,901,207     7,366,393
                                    ---------------------  ------------

COST OF GOODS SOLD                             8,672,565     7,267,571
                                    ---------------------  ------------

GROSS MARGIN                                     228,642        98,822
                                    ---------------------  ------------

OPERATING EXPENSES

Depreciation                                         910           910
Bad Debt                                          35,000             -
General and administrative                       127,034       570,334
                                    ---------------------  ------------

Total Operating Expenses                         162,944       571,244
                                    ---------------------  ------------

OPERATING INCOME (LOSS)                           65,698      (472,422)
                                    ---------------------  ------------

OTHER (EXPENSES)

Interest expense                                 (12,600)      (13,017)
                                    ---------------------  ------------

Total Other (Expenses)                           (12,600)      (13,017)
                                    ---------------------  ------------

NET INCOME (LOSS)  FROM
  CONTINUING OPERATIONS             $             53,098   $  (485,439)
                                    =====================  ============

BASIC INCOME (LOSS) PER SHARE       $               0.01   $     (0.05)
                                    =====================  ============

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                 10,781,750    10,369,192
                                    =====================  ============

    The accompanying notes are an integral part of these consolidated financial statements.
                                       F5

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                                                                Additional
                                            Preferred Stock               Common Stock           Paid-In    Accumulated
                                     Shares                Amount      Shares      Amount        Capital      Deficit
                                     ----------------  --------------  ----------  ------------  ---------  ------------

Balance, December 31, 1999                    60,000   $           6   10,010,800  $      1,001  $264,683   $  (732,064)

Conversion of preferred shares
 to common stock                             (60,000)             (6)      36,000             4         2             -

Common stock issued for cash at
 prices ranging from $0.83 to $2.50
 per share                                         -               -      193,500            19   227,482             -

Common stock issued for cash and
 services at $1.67 per share                       -               -       50,400             5    83,995             -

Common stock issued for services
 at $1.67 per share                                -               -       78,000             8   129,992             -

Common stock issued for conversion
 of debt at $1.64 per share                        -               -       19,050             2    31,248             -

Recapitalization                                   -               -      250,000            25       (25)            -

Common stock issued for cash at
 $0.047 per share                                  -               -       94,000             9     4,377             -

Common stock issued for services
 at $1.00 per share                                -               -       50,000             5    49,995             -

Net loss for the year ended
 December 31, 2000                                 -               -            -             -         -      (485,439)
                                     ----------------  --------------  ----------  ------------  ---------  ------------

Balance, December 31, 2000                         -               -   10,781,750         1,078   791,749    (1,217,503)

Net income for the year ended
  December 31, 2001                                -               -            -             -         -        53,098
                                     ----------------  --------------  ----------  ------------  ---------  ------------

Balance, December 31, 2001                         -   $           -   10,781,750  $      1,078  $791,749   $(1,164,405)
                                     ================  ==============  ==========  ============  =========  ============

    The accompanying notes are an integral part of these consolidated financial statements.
                                       F6

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                   statements.




                                                                   For the Years Ended
                                                                       December 31,
                                                                 -------------------------
                                                                      2001        2000
                                                                  ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)                                        $             53,098   $(485,439)
Adjustments to reconcile net income (loss) to net cash
 Provided (used) in operating activities:
Bad debt                                                               35,000           -
Depreciation                                                              910         910
Common stock issued for services                                            -     249,000
Changes in operating assets and liabilities:
(Increase) in accounts receivable                                     (79,806)    (83,876)
Increase (decrease) in accounts payable                               (18,331)     85,255
Increase in accrued expenses                                           12,600       6,728
                                                         ---------------------  ----------

Net Cash Provided (Used) in Operating Activities                        3,471    (227,422)
                                                         ---------------------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES                                        -           -
                                                         ---------------------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES

Payments on notes payable - related party                                   -     (25,000)
Proceeds from issuance of common stock                                      -     246,887
                                                         ---------------------  ----------

Net Cash Provided by Financing Activities                                   -     221,887
                                                         ---------------------  ----------

NET INCREASE (DECREASE) IN CASH                                         3,471      (5,535)

CASH, BEGINNING OF YEAR                                                    45       5,580
                                                         ---------------------  ----------

CASH, END OF YEAR                                        $              3,516   $      45
                                                         =====================  ==========

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:

Income taxes                                             $                  -   $       -
Interest                                                 $                  -   $  12,539

Non-Cash Financing Activities

Stock issued for services                                $                  -   $ 249,000
Stock issued for outstanding debt                        $                  -   $  31,250

    The accompanying notes are an integral part of these consolidated financial statements.

                                       F7

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.  Organization

The consolidated financial statements presented are those of Syndication Net.com, Inc. (formerly Life2K.com, Inc.) (Syndication) and its wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. (Kemper).
Collectively, they are referred to herein as the "Company". Syndication was incorporated under the name of Generation Acquisition Corporation (Generation) on March 25, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K.com, Inc. (Life2K) issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper. Effective
October 13, 2000, pursuant to an Agreement and Plan of Organization between Generation Acquisition Corporation and Life2K, Generation Acquisition Corporation issued 10,387,750 shares of its outstanding common stock for 100% of the outstanding shares of Life2K. As part of the transaction, Life2K was merged with and into Generation Acquisition Corporation, Life2K was dissolved and Generation Acquisition Corporation changed its name to Syndication Net.com, Inc.

Kemper was incorporated on December 28, 1987 under the State laws of Mississippi. Kemper was organized to procure, buy, sell and harvest forest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets.

On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment under which it conditionally sold all of its assets as well as reassigned its lease related to its manufacturing enterprise. From that time, Kemper has acted as a retail broker, having eliminated virtually all of its manufacturing capacity.

At the time of the acquisition of Kemper, Life2K was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Life2K's common stock for the common stock of Kemper resulted in the former stockholders of Kemper obtaining control of Life2K. Accordingly, Kemper became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Kemper with no adjustment to the basis of Kemper's assets acquired or liabilities assumed. For legal purposes, Life2K was the surviving entity.

At the time of the acquisition of Life2K, Syndication was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Syndication's common stock for the common stock of Life2K resulted in the former stockholders of Life2K obtaining control of Syndication. Accordingly, Life2K became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Life2K with no adjustment to the basis of Life2K's assets acquired or liabilities assumed. For legal purposes, Syndication was the surviving entity.


                                       F8

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

     b.  Accounting  Method

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

     c.  Cash  and  Cash  Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     d.  Accounts  Receivable

Accounts receivable consist of an amount due from two customers. Accounts receivable are shown net of the allowance for doubtful accounts. The allowance was $35,000 at December 31, 2001.

     e.  Basic  Loss  Per  Share

The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:

                                       For the Years Ended
                                          December 31,
                             ----------------------------------
                                             2001         2000
                             --------------------  ------------

  Income (Loss) (numerator)  $             53,098  $  (485,439)
  Shares (denominator)                 10,781,750   10,396,192
  Per share amount           $               0.01  $     (0.05)

     f.  Long-Lived  Assets

In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, long-lived assets, including goodwill associated with other long-lived assets, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     g.  Recent  Accounting  Pronouncements

The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities.

                                       F9

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

g.  Recent  Accounting  Pronouncements  (Continued)

Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

The Company had adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's consolidated financial statements.

SFAS NO.'S 141 AND 142 -- In June 2001, the Financial Accounting Standards Board
(FASB)  adopted  Statement  of  Financial  Accounting  Standards  SFAS  No. 141,
"Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective as to any business combination occurring after June 30, 2001 and certain transition provisions that affect accounting for business combinations prior to June 30, 2001 are effective as of the date that SFAS No. 142 is applied in its entirety, which will be January 1, 2002 for the Company. SFAS No. 142 is effective, generally, in fiscal years beginning after December 15, 2001, which will be the fiscal year ending April 30, 2002 for the Company.

SFAS No. 141 provides standards for accounting for business combinations. Among other things, it requires that only the purchase method of accounting be used and that certain intangible assets acquired in a business combination (i.e. those that result from contractual or other legal rights or are separable) be recorded as an asset apart from goodwill.
                                      F10

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

g.  Recent  Accounting  Pronouncements  (Continued)

The transition provisions require that an assessment be made of previous business combinations and, if appropriate, reclassifications be made to or from goodwill to adjust the recording of intangible assets such that the criteria for recording intangible assets apart from goodwill is applied to the previous business combinations.

SFAS No. 142 provides, among other things, that goodwill and intangible assets with indeterminate lives shall not be amortized. Goodwill shall be assigned to a reporting unit and annually assessed for impairment. Intangible assets with determinate lives shall be amortized over their estimated useful lives, with the useful lives reassessed continuously, and shall be assessed for impairment under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Goodwill is also assessed for impairment on an interim basis when events and circumstances warrant. Upon adoption of SFAS No. 142, the Company will assess whether an impairment loss should be recognized and measured by comparing the fair value of the "reporting unit" to the carrying value, including goodwill. If the carrying value exceeds fair value, then the Company will compare the implied fair value of the goodwill" (as defined in SFAS No. 142) to the carrying amount of the goodwill. If the carrying amount of the goodwill exceeds the implied fair value, then the goodwill will be adjusted to the implied fair value.

While the Company has not completed the process of determining the effect of these new accounting pronouncements on its consolidated financial statements, the Company currently expects that there will be no reclassification in connection with the transition provisions of SFAS No. 141 based on clarifications of the transition provisions issued by the FASB in October 2001. Accordingly, the Company expects that, after implementation of SFAS No. 142, all intangible assets will be amortizable and the goodwill will not be amortizable.

SFAS NO. 143 -- On August 16, 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.
                                      F11

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

g.  Recent  Accounting  Pronouncements  (Continued)

While the Company has not completed the process of determining the effect of this new accounting pronouncement on its consolidated financial statements, the Company currently expects that the effect of SFAS No. 143 on the Company's consolidated financial statements, when it becomes effective, will not be significant.

SFAS NO. 144 " On October 3, 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively. SFAS 144 supercedes SFAS Statement No. 121 (FAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), "Reporting Results of Operations Reporting the Effects of Disposal of a Segment of a Business."

SFAS 144 develops one accounting model (based on the model in SFAS 121) for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. That requirement eliminates the requirement of APB 30 that discontinued operations be measured at net realizable value or that entities include under 'discontinued operations' in the financial statements amounts for operating losses that have not yet occurred.

     h.  Property  and  Equipment

Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed form the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over a period of five years.

     i.  Provision  for  Taxes

At December 31, 2001, the Company had net operating loss carryforwards of approximately $1,645,000 that may be offset against future taxable income through 2021. No tax benefit has been reported in the consolidated financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.
                                      F12

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

i.     Provision  for  Taxes  (Continued)

The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

For the Years Ended
                                                                          December 31,
                                                                         --------------
                                                                         2001        2000
                                                                   --------------  ----------

Income tax (liability) benefit at statutory rate                   $     (34,337)  $ 184,460
Change in valuation allowance                                             34,337    (184,460)
                                                                   --------------  ----------

                                                                   $           -   $       -
                                                                   ==============  ==========

Deferred tax assets (liabilities) are comprised of the following:

  For the Years Ended
  December 31,
-----------------------------------------------------------------
                                                                            2001        2000
                                                                   --------------  ----------

Income tax benefit at statutory rate                               $     625,100   $ 659,771
Change in valuation allowance                                           (625,100)   (659,771)
                                                                   --------------  ----------

                                                                   $           -   $       -
                                                                   ==============  ==========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

     j.  Principles  of  Consolidation

The consolidated financial statements include those of Syndication and its wholly-owned subsidiary, Kemper.

     All  material  intercompany accounts and transactions have been eliminated.

     k.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

                                      F13

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

     l.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2001 and 2000 was $-0- and $49, respectively.

     m. Revenue Recognition Policy

The Company recognizes its wood treatment revenue upon shipment of goods to the customer. At this time, there is no further obligation of the Company to the customer. The price of the product to the customer, at the time of shipment has been established, and collectability is reasonably assured. Also the cost of the product to the Company is also known. The Company reports its wood treatment revenue on a gross basis because the Company is acting as a principal and not an agent as defined by EITF99-19.

The Company entered into a consulting agreement (Note 3) with Tri-State Metro Territories, Inc. (Tri-State). The Company is to assist in the management, development, sales, and marketing of Tri-State's hair coloring salon units. The Company recognized this consulting income from Tri-State on a monthly basis for time actually spent consulting. The agreement establishes the hourly billing rates. Collectability is reasonably assured.


     n. Concentrations of Risk

Concentration  in  the  Volume of Business Transacted with a Particular Supplier
--------------------------------------------------------------------------------
The Company currently engages the services of only one supplier, which provides 100% of its wood treating and procurement services. Although there are a limited number of manufacturers which provide wood treating and procurement services, management believes that other suppliers could provide these services on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

Concentration  in  the  Volume of Business Transacted with a Particular Customer
--------------------------------------------------------------------------------
The Company currently has one major customer for its wood products which accounts for 100% of its wood treatment commissions. Although the Company is continually negotiating contracts with potential customers, a loss of this customer could greatly affect the operating results of the Company.

The Company has one major customer for its consulting services which accounts for approximately 80% of its consulting revenue. A loss of this customer could affect the operating results of the Company.
                                      F14


Property and equipment consists of the following at December 31, 2001:
OFFICE EQUIPMENT                                                             $ 4,550
Accumulated depreciation                                                      (3,640)
                                                                             --------

Net property and equipment                                                   $   910
                                                                             ========

Depreciation expense for the years ended December 31, 2001 and 2000 was $910 and $910, respectively.


NOTE  3  -     COMMITMENTS  AND  CONTINGENCIES

On May 18, 1999, the Company entered into an agreement to acquire a reporting United States corporation with audited financial statements showing no material assets or liabilities. The Company agreed to pay $100,000 for its services in regard to the transaction. On October 13, 200 this acquisition took place (Note 1.) The Company has paid a total of $65,000 and has accrued an additional $35,000 for legal fees.

On April 7, 1999, the Company ratified its corporate service consulting agreement with Source Management Services, Inc. (Source), a related company owned by a significant shareholder. Source is to oversee the general activities of the Company on a day-to-day basis, develop and execute a business plan, and assist in other ongoing administrative issues. For the year ended December 31, 2001, the Company agreed to pay Source a total of $84,920. The Company has also agreed to award Source a bonus of 5% of the outstanding shares of stock when the Company's securities are traded on any United States stock exchange.

On September 19, 2000, the Company entered into a Services and Consulting Agreement with Tri-State Metro Territories, Inc. (Tri-State), a business that sells franchised hair coloring salon units under the copyright name of "haircolorxpress." The Company was retained as Tri-State's consultant to assist in the development of management, sales and marketing of "haircolorxpress" franchised hair coloring salon units. The Company received a total of $51,300 during 2000 as a result of the consulting agreement with Tri-State. The agreement is for a term of twenty years with up to four, five-year extensions. The Company is currently in negotiations with a number of companies that are interested in entering into similar consulting agreements.

On November 26, 2001, Barry Pope ("Pope"), individually and as a shareholder of Worldwide Forest Products, Inc. ("Worldwide") commenced an action against the Company, Brian Sorrentino, Dale Hill, Worldwide Forest Products, Inc., Kemper Pressure Treated Forest Products, Inc., Life2k.com, Inc., Algonquin Acquisition Corp., Generation Acquisition Corp., Castle Securities Corporation and John Does 1-5, in the Circuit Court of Madison County, Mississippi. In such action, Pope claims that stock he owned and commissions owed to him by Worldwide should have been converted into shares of the common stock of the Company.
                                      F15

NOTE  3  -     COMMITMENTS  AND  CONTINGENCIES  (Continued)

Worldwide was a corporation organized under the laws of the State of Mississippi that operated as a wood treatment company that worked exclusively with creosite, a wood treatment chemical, for utility wood poles and products. In 1997 the corporate charter of Worldwide expired and Worldwide no longer conducts operations. In 1996, Pope entered into a consent order settlement with Worldwide arising from claims brought by Pope against the former President of Worldwide and Worldwide, David Wise. Pursuant to such settlement, on November 8, 1996, Pope received 30,000 shares of Worldwide common stock and received warrants, exercisable at $1.00 per share, to purchase 200,000 shares of Worldwide common stock.

Worldwide never completed a public offering and, as such, Pope alleges losses equal to the value of his Worldwide shares had Worldwide completed a public offering, had such shares traded at a minimum of $5.00 per share and had Pope been able to sell his securities equal to or in excess of $5.00. Pope further alleges that certain defendants guaranteed the obligations of Worldwide in the amount of $2,060,000 and alleges that all shareholders of Worldwide were provided an opportunity by Worldwide to convert shares of Worldwide common stock into shares of common stock of the Company.

Finally, Pope alleges that Brian Sorrentino orally guaranteed payment to Pope in the amount of $200,000 representing commissions to be paid to Pope if and when Pope provided a $2,000,000 loan for Worldwide. Pope is seeking compensatory and punitive damages in an amount to be determined at trial, plus an award of reasonable costs, attorneys' fees and expenses, pre-judgement and post-judgement interest, and any other relief to which Pope may be entitled. The Company believes that Pope's claim is without merit and the Company has engaged counsel to vigorously defend against the action.

NOTE  4  -     PREFERRED  STOCK

The shareholders of the Company have authorized 20,000,000 shares of preferred stock with a par value of $0.0001. The terms of the preferred stock are to be determined when issued by the board of directors of the Company.

On January 1, 2000, the remaining 60,000 Series A preferred shares were converted into common shares, thus, at December 31, 2001, no preferred shares were outstanding.

NOTE  5  -     NOTES  PAYABLE  -  RELATED  PARTY

Notes payable to related parties consisted of the following at December 31, 2001:

Note payable to a related party, due on demand, plus interest
 at 12% per annum, unsecured.                                                      $ 105,000

Less: Current Portion                                                               (105,000)
                                                                                   ----------

Long-Term Notes Payable to Related Parties                                         $       -
                                                                                   ==========

                                      F16

NOTE  5  -     NOTES  PAYABLE  -  RELATED  PARTY  (Continued)

     The aggregate principal maturities of notes payable to related parties are as follows:


Year Ended
December 31,               Amount
--------------------  --------------

2002                   $     105,000
2003                               -
2004                               -
2005                               -
2006 and thereafter                -
                       -------------

Total                  $     105,000
                       =============

Interest expense for the year ended December 31, 2001 and 2000 was $12,600 and $13,017, respectively.

NOTE  6  -     GOING  CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $1,164,405 at December 31, 2001 which raises substantial doubt about the Company's ability to continue as a going concern.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

It is management's intent to acquire Internet and E-commerce companies as well as develop a software program for online bidding services. Management believes this bidding service process will allow the Company to bid and package contracts online for the treatment, sale and shipment of processed wood. In addition, management believes that being a publicly traded company will enhance their negotiating leverage as well as provide a source of additional funding if needed.

                            SYNDICATION NET.COM, INC.

                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                      MARCH 31, 2002 AND DECEMBER 31, 2001

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets


                           ASSETS
                           ------
                                                       March  31,    December  31,
                                                          2002          2001
                                                      ------------  ------------
                                                       (Unaudited)
CURRENT ASSETS
Cash                                                  $        70   $     3,516
Accounts receivable, net                                  649,557       616,522
                                                      ------------  ------------

  Total Current Assets                                    649,627       620,038
                                                      ------------  ------------

PROPERTY AND EQUIPMENT - NET                                  683           910
                                                      ------------  ------------

TOTAL ASSETS                                          $   650,310   $   620,948
                                                      ============  ============


                  LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
              ----------------------------------------------------


CURRENT LIABILITIES

Accounts payable                                      $   890,310   $   852,326
Notes payable - related party                             105,000       105,000
Interest payable - related party                           38,350        35,200
                                                      ------------  ------------

  Total Current Liabilities                             1,033,660       992,526
                                                      ------------  ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS EQUITY (DEFICIT)

Preferred stock: 20,000,000 shares authorized of
 $0.0001 par value, no shares issued or outstanding             -             -
Common stock: 100,000,000 shares authorized of
 $0.0001 par value, 10,781,750 shares issued and
 outstanding                                                1,078         1,078
Additional paid-in capital                                791,749       791,749
Accumulated deficit                                    (1,176,177)   (1,164,405)
                                                      ------------  ------------

Total Stockholders Equity (Deficit)                      (383,350)     (371,578)
                                                      ------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS
 EQUITY (DEFICIT)                                     $   650,310   $   620,948
                                                      ============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                              For  the  Three  Months  Ended
                                                       March  31,
                                               --------------------------
                                                   2002          2001
                                               ------------  ------------
SALES
  Wood treatment revenue                       $ 2,053,678   $ 2,268,996
  Consulting                                           500        85,485
                                               ------------  ------------

    Total Sales                                  2,054,178     2,354,481
                                               ------------  ------------

COST OF GOODS SOLD                               2,040,181     2,254,798
                                               ------------  ------------

GROSS MARGIN                                        13,997        99,683
                                               ------------  ------------

OPERATING EXPENSES

Depreciation                                           228           228
General and administrative                          22,391        65,316
                                               ------------  ------------

Total Operating Expenses                            22,619        65,544
                                               ------------  ------------

OPERATING INCOME (LOSS)                             (8,622)       34,139
                                               ------------  ------------

OTHER (EXPENSES)

Interest expense                                    (3,150)       (3,000)
                                               ------------  ------------

Total Other (Expenses)                              (3,150)       (3,000)
                                               ------------  ------------

NET INCOME (LOSS) BEFORE INCOME TAXES              (11,772)       31,139
                                               ------------  ------------

INCOME TAX EXPENSE                                       -             -
                                               ------------  ------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS   $   (11,772)  $    31,139
                                               ============  ============

BASIC INCOME (LOSS) PER SHARE                  $     (0.00)  $      0.00
                                               ============  ============

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                    10,781,750    10,781,750
                                               ============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                                                                 Additional
                                               Preferred Stock              Common Stock           Paid-In    Accumulated
                                           Shares           Amount        Shares       Amount      Capital     Deficit
                                      ----------------  --------------  ----------  ------------  ---------  ------------
Balance, December 31, 1999                     60,000   $           6   10,010,800  $      1,001  $264,683   $  (732,064)

Conversion of preferred shares
 to common stock                              (60,000)             (6)      36,000             4         2             -

Common stock issued for cash at
 prices ranging from $0.83 to $2.50
 per share                                          -               -      193,500            19   227,482             -

Common stock issued for cash and
 services at $1.67 per share                        -               -       50,400             5    83,995             -

Common stock issued for services
 at $1.67 per share                                 -               -       78,000             8   129,992             -

Common stock issued for conversion
 of debt at $1.64 per share                         -               -       19,050             2    31,248             -

Recapitalization                                    -               -      250,000            25       (25)            -

Common stock issued for cash at
 $0.047 per share                                   -               -       94,000             9     4,377             -

Common stock issued for services
 at $1.00 per share                                 -               -       50,000             5    49,995             -

Net loss for the year ended
 December 31, 2000                                  -               -            -             -         -      (485,439)
                                      ----------------  --------------  ----------  ------------  ---------  ------------

Balance, December 31, 2000                          -               -   10,781,750         1,078   791,749    (1,217,503)

Net income for the year ended
 December 31, 2001                                  -               -            -             -         -        53,098
                                      ----------------  --------------  ----------  ------------  ---------  ------------

Balance, December 31, 2001                          -               -   10,781,750         1,078   791,749    (1,164,405)

Net loss for the three months ended
 March 31, 2002 (unaudited)                         -               -            -             -         -       (11,772)
                                      ----------------  --------------  ----------  ------------  ---------  ------------

Balance, March 31, 2002 (unaudited)                 -   $           -   10,781,750  $      1,078  $791,749   $(1,176,177)
                                      ================  ==============  ==========  ============  =========  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                     For the Three Months Ended
                                                              March  31,
                                                              ---------
                                                           2002        2001
                                                         ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)                                        $(11,772)  $  31,139
Adjustments to reconcile net income (loss) to net cash
 provided (used) by operating activities:
Depreciation                                                  228         228
Changes in operating assets and liabilities:
(Increase) in accounts receivable                         (33,036)   (397,386)
Increase in accounts payable                               37,984     388,251
Increase in accrued expenses                                3,150       3,000
                                                         ---------  ----------

Net Cash Provided (Used) by Operating Activities           (3,446)     25,232
                                                         ---------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES                            -           -
                                                         ---------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES                            -           -
                                                         ---------  ----------

NET INCREASE (DECREASE) IN CASH                            (3,446)     25,232

CASH, BEGINNING OF YEAR                                     3,516          45
                                                         ---------  ----------

CASH, END OF YEAR                                        $     70   $  25,277
                                                         =========  ==========

SUPPLEMENTAL CASH FLOWS INFORMATION:

Cash Paid For:

Interest                                                 $      -   $       -
Income taxes                                             $      -   $       -

Non-Cash Financing Activities

  Stock issued for services                              $      -   $       -
  Stock issued for outstanding debt                      $      -   $       -

    The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                      March 31, 2002 and December 31, 2001

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.  Organization

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Companys most recent audited financial statements and notes thereto included in its December 31, 2001 Annual Report on Form 10-KSB. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

NOTE  2  -     GOING  CONCERN

The Companys consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $1,164,405 at December 31, 2001 which raises substantial doubt about the Companys ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

It is managements intent to acquire Internet and E-commerce companies as well as develop a software for online bidding services. management believes this bidding service process will allow the Company to bid and package contracts online for the treatment, sale ad shipment of processed wood. In addition, management believes that being a publicly traded company will enhance their negotiating leverage as well as provide a source of additional funding if needed.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by SyndicationNet. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of SyndicationNet since the date of this prospectus. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.


                            SYNDICATIONNET.COM, INC.

      561,500 shares of common stock to be sold by selling securityholders

                                ----------------
                                   PROSPECTUS
                                ----------------

                                June ______, 2002

  SyndicationNet has not authorized any dealer, salesperson or other person to provide any information or make any representations other than the information or representations contained in this prospectus. Purchasers of the securities offered hereby should not rely on any additional information or representations if made.

  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

 .  except  the  common  stock  offered  by  this  prospectus;

 .  in  any  jurisdiction  in which the offer or solicitation is not authorized;

 . in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

 .  to any person to whom it is unlawful to make the offer or solicitation;   or

 . to any person who is not a United States resident or who is outside the jurisdiction of the United States.

  The  delivery of this prospectus or any accompanying sale does not imply that:

 . there have been no changes in SyndicationNet's affairs after the date of this prospectus; or

 . the information contained in this prospectus is correct after the date of this prospectus.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers

   The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Company's Certificate of Incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

   The General Corporation Law of the State of Delaware provides that a Certificate of Incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

   (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

   (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

   (3) under Section 174 (relating to liability for unauthorized acquisitions or
redemptions  of,  or  dividends  on,  capital          stock)  of  the  General
Corporation  Law  of  the  State  of  Delaware,  or

   (4) for any transaction from which the director derived an improper personal benefit.

   SyndicationNet's  Certificate  of  Incorporation  contains  such a provision.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item  25.  Other  Expenses  of  Issuance  and  Distribution

   The following table sets forth SyndicationNet's expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing  Fee--Securities  and  Exchange  Commission             $ 1
   Fees  and  Expenses  of  Accountants  and  legal  counsel      $ 115,000
   Blue  Sky  Fees  and  Expenses                                 $ 2,000
   Printing  and  Engraving  Expenses                             $ 5,000
   Miscellaneous  Expenses                                        $ 1,000
                                                                 -----------
   Total                                                          $ 123,001

 Item  26.  Recent  Sales  of  Unregistered  Securities

   Within the past three years, the Company has issued the following shares of its common stock, par value $.0001 (the "Shares"), for cash or services rendered to the Company and has granted the following warrants to purchase its common stock, absent registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering except shares of common stock issued by Generation Acquisition Corporation prior to the stock exchange transaction and name change, which shares were issued in reliance on Rule 506 of the Securities Act.

     For each issuance upon which SyndicationNet, Life2K.com, Inc. ("Life2K"), and Kemper relied upon Section 4(2) of the Securities Act of 1933 as an exemption from registration, there was no general solicitation for the purchase of securities, no advertisement for the sale of securities, no commissions were paid to an underwriter or broker-dealer, and the Company had direct contact with the purchasers of the securities.

     The following information is provided as calculated on a post-merger basis. Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of SyndicationNet's shareholders.

   In August 1999, Life 2K issued 3,750 shares of its common stock to one individual as payment for accrued interest as part of a loan agreement in which the Company borrowed $25,000. The Company believes that the shares were issued to an accredited investor. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   In September 1999, Life2K issued 6,250 shares of its common stock to one individual for accrued interest as part of a loan agreement in which the Company borrowed $25,000. The Company believes that the shares were issued to an accredited investor. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   On March 25, 1999, Algonquin Acquisition Corporation issued 5,000,000 (pre-merger) shares of its common stock to TPG Capital Corporation at par all of which were later redeemed at par. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   On  March  25,  1999,  Generation  Acquisition  Corporation  issued 5,000,000
(pre-merger) shares of its common stock to TPG Capital Corporation at par of which 4,750,000 shares were later redeemed and cancelled. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   On August 16, 1999, Algonquin Acquisition Corporation issued 16,200,000 shares of its common stock in a one-for-one exchange for the common stock of Kemper and changed its name to Life2K.com, Inc.

   In October 1999, Life2K issued 7,500 shares of its common stock (pre- merger) to one individual at a purchase price of $1.00 per share. The Company also issued an aggregate of 50,000 shares of its common stock to five of its directors as compensation for their services. The Company believes that the shares were issued to accredited investors. The Company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

   In January 2000, Life2K issued (i) 20,000 shares of common stock to Cynthia White as compensation for accounting services rendered to the Company; (ii) 6,000 shares of its common stock to one entity upon the exercise of an option agreement to purchase 10,000 shares of the Company's common stock exercisable at $1.00; and (iii) issued 36,000 shares of its common stock upon the conversion of 60,000 (pre-merger) shares of the Company's preferred stock issued to a consultant to the Company in 1995. The Company believes that the shares were issued to accredited investors. The Company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

   In March 2000, SyndicationNet issued 100,000 shares of common stock to HTRG Consulting LLC as compensation for web hosting, web design and research services rendered to the Company. The Company believes that HTRG Consulting, LLC is a financially sophisticated investor. On March 21, 2000, the Company issued 84,000 shares of its common stock to Mark Solomon, a director of the Company and an accredited investor, for a purchase price of $42,000. The Company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

   From February through August 2000, SyndicationNet issued an aggregate of 322,500 shares of its common stock to ten individuals for an aggregate purchase price of $227,500. The Company believes that the shares were issued to accredited investors. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   On June 7, 2000, SyndicationNet issued 31,750 shares of common stock to one individual in exchange for the cancellation of a $25,000 loan. The Company believes that the shares were issued to an accredited investor. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   On October 13, 2000, Generation Acquisition Corporation issued 10,387,750 shares of its common stock in an exchange for shares of Life2K. Simultaneously, Generation Acquisition Corporation changed its name to SyndicationNet.com, Inc. Such shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of the Securities Act of 1933.

  On October 16, 2000, SyndicationNet issued an aggregate of 60,000 shares of its common stock to five of its directors and its chief financial officer as compensation for services rendered to the Company. The Company believes that the shares were issued to accredited investors. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   In November 2000, SyndicationNet issued 50,000 shares of common stock to HTRG Consulting LLC as compensation for web hosting, web design and research services rendered to the Company. The Company believes that HTRG Consulting, LLC is a financially sophisticated investor. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

   In November and December 2000, SyndicationNet issued 34,000 shares of its common stock to 15 individual investors for an aggregate purchase price of $4,386. The Company believes that the shares were issued to accredited investors. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item  27.  Exhibits  and  Financial  Statement  Schedules

 (a)  Exhibits

     3.1 Certificate of Incorporation, filed with the registration statement of Generation Acquisition Corporation on Form 10-SB (file No. 000-29701) filed with the Commission and incorporated herein by reference

     3.2 Certificate of Ownership and Merger previously filed with the Commission as an exhibit to a registration statement on Form SB2/A and incorporated by reference

     3.3 By-Laws of the Company, filed with the registration statement of Generation Acquisition Corporation on Form 10-SB (file No. 000-29701) filed with the Commission and incorporated herein by reference

     4.1 Agreement and Plan of Reorganization among Generation Acquisition Corporation, Life2K, Inc., and the shareholders of Life2K, Inc. filed on Form 8-K with the Commission on November 6, 2000 and incorporated herein by reference

     4.2     Agreement  and  Plan  of  Merger  between  Generation  Acquisition
Corporation  and  Life2K  Acquisition  Corporation  filed  on  Form 8-K with the
Commission  on  November  6,  2000  and  incorporated  herein  by  reference

     4.3 Consulting agreement between SyndicationNet.com, Inc. and Tri-State Metro Territories, LLC dated September 19, 2000, filed with the Commission as
Exhibit 4.3 in a registration statement on Form SB-2 filed on February 13, 2001 and incorporated herein by reference

     5.1*     Opinion  of  Cassidy  &  Associates

     10.1 Consulting Agreement between Kemper Pressure Treated Forest Products Inc. and Source Management Services filed with the Commission as
Exhibit 10.1 in a registration statement on Form SB-2 filed on October 5, 2001 and incorporated herein by reference

     10.2 Consulting Agreement between SyndicationNet and HTRG Consulting, Inc. previously filed with the Commission as an exhibit to a registration statement on Form SB2/A and incorporated by reference

     10.3*     Asset  Purchase  Agreement between Kemper Pressure Treated Forest
Products,  Inc.  and  Electric  Mills  Wood  Preserving  LLC

     10.4*     Assignment  of  Lease  between  Kemper  Pressure  Treated  Forest
Products,  Inc.  and  Electric  Mills  Wood  Preserving  LLC

     23.1     Consent  of  Accountants

     23.2     Consent  of  Cassidy  &  Associates  (included  in  Exhibit  5.1)

--------
*Filed  Herewith

(b)  Financial  Statement  Schedules

   None

Item  28.  Undertakings.

  The  undersigned  registrant  hereby  undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in that prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, SyndicationNet.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Falls Church, Virginia, on June 19, 2002.

                     SyndicationNet.com,  Inc.

                     By: /s/ Vance  Hartke,  President  and  Director


                     By:  /s/  Cynthia  White
                         Chief  Financial  Officer  and
                         Principal  Accounting  Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



  Signature                            Title                       Date
  ----------                          ------                       ----

/s/ Mark  Griffith              Treasurer,  Secretary  and     June 19, 2002
                                Director


/s/  Mark  Solomon              Director                       June 19, 2002


/s/ Wayne  Hartke               Director                       June 19, 2002


/s/  Howard  B.  Siegel         Director                       June 19, 2002

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